Exhibit 10.3

CREDIT AGREEMENT

DATED MARCH 27, 2020

BY AND AMONG

TEAM SLEDD, LLC,

as the Borrower

AND

THE GUARANTORS PARTY HERETO

AND

THE LENDERS PARTY HERETO

AND

FIRST NATIONAL BANK OF PENNSYLVANIA, as the Administrative Agent

i

v

SCHEDULES AND EXHIBITS

EXHIBITS

Exhibit A	Notice of Borrowing
Exhibit B	Borrowing Base Certificate
Exhibit C	Notice of Continuation/Conversion
Exhibit D	Monthly Collateral Recap
Exhibit E	Accounts Receivable Reconciliation
Exhibit F	Applicable Margins
Exhibit G	Compliance Certificate
Exhibit H	Form of Assignment and Assumption Agreement
Exhibit I	Form of Collateral Assignment of Contracts
Exhibit J	Form of Guaranty Agreement (Individuals)
Exhibit K	Form of Indemnity Agreement
Exhibit L	Form of East Cove Property (68 and 100) Deed of Trust
Exhibit M	Form of Patent, Trademark and Copyright Security Agreement
Exhibit N	Form of Revolving Credit Note
Exhibit O	Form of Security Agreement
Exhibit P(1)	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P(2)	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P(3)	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P(4)	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit Q	Form of East Cove Property (70) Deed of Trust

SCHEDULES

Schedule	One	Definitions
Schedule	Two	Conditions Precedent
Schedule	Three	Commitments of Lenders
Schedule	5.01	Organization, Subsidiaries and Authority
Schedule	5.03	Litigation
Schedule	5.05	Ownership
Schedule	5.09	Assets and Insurance
Schedule	5.13	Intellectual Property Rights
Schedule	5.14	Environmental Matters
Schedule	5.15	Filing Offices
Schedule	5.18	Locations
Schedule	5.19	ERISA Plans
Schedule	5.20	Eligible Accounts
Schedule	6.01	Use of Proceeds

Schedule	7.04	Permitted Indebtedness
Schedule	7.06	Investments
Schedule	7.07	Permitted Liens
Schedule	7.08	Affiliate Transactions
Schedule	7.13	Guarantees
Schedule	7.14	Rentals
Schedule	11.13	Notices

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), made effective as of the 27th day of March, 2020, is by and among TEAM SLEDD, LLC, a Delaware limited liability company (the “Borrower”), the GUARANTORS (as hereinafter defined) from time to time party hereto, the LENDERS (as hereinafter defined) from time to time party hereto, and FIRST NATIONAL BANK OF PENNSYLVANIA, as administrative agent for the Lenders under this Agreement (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested the Lenders make available to it a revolving credit facility, and the Lenders are willing to make such credit facilities available to the Borrower upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE IDEFINITIONS AND INTERPRETATIONS

Section 1.01 Defined Terms and Interpretations. In addition to other words and terms defined elsewhere in this Agreement (including the preamble), when used in this Agreement and in the exhibits and schedules to this Agreement, the capitalized words and terms set forth in Schedule One attached hereto and incorporated herein by reference thereto shall have the meanings set forth in Part I of Schedule One unless otherwise defined herein or the context otherwise clearly requires. In addition, the provisions of Part II of Schedule One shall, unless otherwise specified in this Agreement, apply to the interpretation of the words and terms used herein.

Section 1.02 Accounting Matters; Changes in GAAP. (a) For purposes of this Agreement and each of the other Loan Documents, all accounting and financial terms used herein or therein shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

(b) In the event that any accounting changes relating to GAAP or other accounting principles and policies occur after the Closing Date and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Loan Parties, the Lenders and the Administrative Agent agree to enter into good-faith negotiations in order to amend such provisions of this Agreement to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the Closing Date, subject to the approval of the Required Lenders, provided, if the parties are unable to agree on an amendment within a reasonable period of time, then calculation of compliance by the Loan Parties with the covenants contained in this Agreement shall be determined in accordance with GAAP as in effect immediately prior to such change.

Section 1.03 Conflict in Loan Documents. If there is any conflict between this Agreement and any other Loan Document, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

Section 1.04 Legal Representation of Parties. This Agreement and the other Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE IITHE CREDIT FACILITIES.

Section 2.01 Revolving Credit Loans. Subject to the conditions and on the terms set forth in this Agreement, and in reliance upon the representations and warranties of the Loan Parties contained in Article V, each Lender severally agrees to make revolving credit loans to the Borrower (each of such loans being a “Revolving Credit Loan” and collectively being the “Revolving Credit Loans”) from time to time on any Business Day during the period from the Closing Date up to the Expiration Date, provided, however, the aggregate outstanding principal amount of Revolving Credit Loans shall not at any time exceed the Revolving Credit Availability. If the aggregate outstanding principal amount of Revolving Credit Loans shall at any time exceed the Revolving Credit Availability, then the Borrower shall immediately pay to the Administrative Agent for the account of the Lenders such amounts as may be necessary to eliminate such excess. Subject to the foregoing limitations and the other terms and provisions of this Agreement, the Borrower may, from time to time, borrow, repay and reborrow Revolving Credit Loans.

Section 2.02 The Revolving Credit Note. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note, appropriately completed, dated the Closing Date and signed by the Borrower. Interest shall accrue on the outstanding principal balance of the Revolving Credit Loans at the rates and on the terms specified in Article III.

Section 2.03 Repayment of the Revolving Credit Loans; Nature of Lenders' Obligations with respect to Revolving Credit Loans. (a) Commencing on the Closing Date, interest accrued on the Revolving Credit Loans shall be due and payable in monthly installments, as set forth in more detail herein. The aggregate outstanding principal amount of the Revolving Credit Loans and all accrued and unpaid interest and other charges thereon shall be due and payable in full on the Expiration Date (if not sooner paid as provided for in the Loan Documents), without demand or notice of any kind whatsoever. Borrower shall repay in full the outstanding principal amount of the Revolving Credit Loans together with all outstanding interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto on the Expiration Date or upon the earlier termination of the Commitments in connection with the terms of this Agreement. No Lender shall have further obligation to make Revolving Credit Loans from and after the Expiration Date. So long as no Event of Default has occurred and is continuing, the Administrative Agent will credit toward payment of the aggregate outstanding principal amount of the Revolving Credit Loans all Collections and Remittances

received through the lockbox and cash management system established and maintained pursuant to the terms and conditions of the Security Agreement.

(b)Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.05 in accordance with its Ratable Share. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Commitment minus its Ratable Share of the L/C Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.

(c)The Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Administrative Agent on the date received. In consideration of Administrative Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the Administrative Agent on account of the Obligations on the Business Day after (i) the Business Day the Administrative Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by the Administrative Agent in any other form, the Business Day such payment constitutes good funds in the Administrative Agent's account. In addition, the Borrower shall at all times maintain a balance in the Borrower's Account equal to or in excess of the Float Reserve. The Administrative Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to the Administrative Agent and the Administrative Agent may charge Borrower's Account for the amount of any item of payment which is returned to the Administrative Agent unpaid. The blocked account maintained with the Administrative Agent (pursuant to Section 6.13) will be cleared by the Administrative Agent daily as to funds in excess of the Float Reserve, and such funds will be applied to the principal balance of and accrued interest on the Revolving Credit Loans, at the election of the Administrative Agent.

Section 2.04 Voluntary Reduction of the Revolving Credit Commitment. The Borrower may from time to time upon not less than five (5) Business Days prior written notice to the Administrative Agent, permanently reduce the Revolving Credit Commitment (ratably among the Lenders in proportion to their Ratable Shares) provided that (i) any such reductions shall be in a minimum amount of One Million Dollars ($1,000,000.00) and integral multiples of Five Hundred Thousand Dollars ($500,000.00) in excess of such amount, and (ii) each such reduction shall be accompanied by a payment of principal and interest sufficient to reduce the aggregate outstanding Revolving Credit Loans after such reduction to the Revolving Credit Commitment as so reduced, and if the Revolving Credit Commitment as so reduced is less than the L/C Obligations, the Borrower shall be required to provide Cash Collateral to the Administrative Agent in the manner provided for in Section 2.14 in an amount equal to 110.0% of the L/C Obligations. Any reduction of the Revolving Credit Commitment to zero shall result in the termination of the Revolving Credit Commitment and shall be accompanied by payment of all outstanding Obligations (and furnishing of Cash Collateral as aforesaid) and all outstanding Unused Revolving Credit Commitment Fees. Any notice to reduce the Revolving Credit Commitments under this Section 2.04 shall be irrevocable. Once reduced in accordance with this

Section, the Revolving Credit Commitment may not be increased. All accrued fees to, but not including the effective date of any reduction or termination of the Revolving Credit Commitment shall be paid on the effective date of such reduction or termination.

Section 2.05 Borrowing Procedures for Loans. (a) Requests for Revolving Credit Loans. Except to the extent a Revolving Credit Loan is automatically disbursed as a result of an account sweep under the cash management system established by the Borrower with the Administrative Agent, each Revolving Credit Loan shall be made upon the Borrower giving the Administrative Agent irrevocable written notice in the form of Exhibit A attached hereto (a “Notice of Borrowing”) (or telephonic notice confirmed in a Notice of Borrowing) accompanied by an appropriately completed Borrowing Base Certificate in the form of Exhibit B attached hereto (a “Borrowing Base Certificate”) showing sufficient availability for the requested Revolving Credit Loan, each of the foregoing signed by a Responsible Officer of Borrower, and such other information as may reasonably be requested by the Administrative Agent to support and verify the calculation of the Revolver Borrowing Base, as applicable, as set forth on the Borrowing Base Certificate delivered to the Administrative Agent. Delivery of a Borrowing Base Certificate to the Administrative Agent may be made by (i) facsimile transmission provided the original thereof is mailed to the Administrative Agent on the same day of such facsimile transmission, (ii) hand delivery, or (iii) electronic transmission to the electronic address for sending and receiving communications by electronic means set forth on Schedule 11.13 attached hereto. Each request for a Revolving Credit Loan communicated to the Administrative Agent telephonically shall be followed promptly by confirmation in writing. Each Notice of Borrowing shall constitute the representation and warranty of the Loan Parties to the Administrative Agent and the Lenders that on the date of such request, and before and after giving effect to the application of the Borrowing requested thereby, (i) all representations and warranties set forth in Article V are true and correct in all material respects as though made on the date of such request, and (ii) no Potential Default or Event of Default shall have occurred and be continuing.

(b)Base Rate Loan Requests. By delivering a Notice of Borrowing to the Administrative Agent on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the requested date of such Borrowing (which must be a Business Day), the Borrower may from time to time irrevocably request that a Loan be made as a Base Rate Loan on the requested Borrowing Date. On the terms and subject to the conditions of this Agreement, each Base Rate Loan shall be made available to the Borrower no later than 5:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) on the requested Borrowing Date by deposit to the account of the Borrower with the Administrative Agent or by wire transfer in accordance with written instructions as shall have been delivered to the Administrative Agent by the Borrower prior to the making of the requested Base Rate Loan.

(c)LIBOR Rate Loan Requests. By delivering a Notice of Borrowing to the Administrative Agent on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on a Business Day, the Borrower may from time to time irrevocably request, on not less than three (3) nor more than five (5) Business Days' notice, that a Loan be made as a LIBOR Rate Loan in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of such amount and specifying the applicable Interest Period which shall be one (1) month if the Borrower fails to make such a specification. On the terms and subject to the conditions of this Agreement, each LIBOR Rate

Loan shall be made available to the Borrower no later than 5:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) on the first day of the applicable Interest Period by deposit to the account of the Borrower with the Administrative Agent or by wire transfer in accordance with written instructions as shall have been delivered to the Administrative Agent by the Borrower prior to the making of the requested LIBOR Rate Loan. After giving effect to any borrowing, there shall not be more than five (5) LIBOR Rate Loans outstanding at any time.

(d)Continuation and Conversion Elections. Loans may be continued or converted into one or more Loans bearing interest at the same or different Interest Rate Options as the Borrower may elect from time to time pursuant to Section 3.02.

(e)Making Loans and Disbursement of Loan Proceeds. The Administrative Agent shall, promptly after receipt by it of a Notice of Borrowing, notify the Lenders of its receipt of such Notice of Borrowing specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Loans as determined by the Administrative Agent in accordance with Section 2.03. On Thursday of each week following the Administrative Agent's receipt of each such Notice of Borrowing, and on any other Business Day selected by the Administrative Agent in its sole discretion (each such date referred to herein as a “Settlement Date”), each Lender shall remit the principal amount of each Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Article IV, fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Administrative Agent's Office on the applicable Borrowing Date by crediting the Borrower's Account maintained by the Administrative Agent, and all such advances shall be charged to the Borrower's Account; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligations set forth herein. Each Lender shall remit such payment to the Administrative Agent no later than 2:00 p.m. (Pittsburgh, Pennsylvania time) on each such Settlement Date.

(f)Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (f) of this Section, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06 Unused Revolving Credit Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share a non-refundable fee (the “Unused Revolving Credit Commitment Fee”) for each day from the Closing Date up to the Expiration Date (based on a 360-day year and counting the actual number of days elapsed) in an amount equal to the Applicable Margin per annum multiplied by the average daily unused portion of the Commitment, computed on a monthly basis in arrears on the last Business Day of each calendar month based upon the daily utilization for that month as calculated by the Administrative Agent. For purposes of calculating utilization under this Section, the Commitment shall be deemed used to the extent of the Revolving Credit Loans then outstanding plus the L/C Obligations. The Unused Revolving Credit Commitment Fee shall be due and payable monthly in arrears on the first Business Day of the following calendar month, and on the Expiration Date, provided that, in connection with any reduction or termination of the Revolving Credit Commitment, the accrued Unused Revolving Credit Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, and with respect to any reduction, the following monthly payment being calculated on the basis of the period from such reduction date to such monthly payment date. The Unused Revolving Credit Commitment Fee shall accrue at all times after the Closing Date, including at any time during which one or more of the conditions in Article IV has not been satisfied. Notwithstanding anything to the contrary set forth herein, any Unused Revolving Credit Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Revolving Credit Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Unused Revolving Credit Commitment Fee shall accrue with respect to the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

Section 2.07 Payments. (a) All payments made by the Borrower shall be made in Dollars and in immediately available funds, without set-off, counterclaim, recoupment or other deduction of any nature and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and any action therefor shall immediately accrue. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent at the Administrative Agent's Office no later than 3:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) on the date specified herein. Any payment received by the Administrative Agent later than 3:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Any payment required to be made by the Borrower under this Agreement or any other Loan Document may, at the Administrative Agent's option, be deducted when due from any deposit or other account (general or special, time or demand, provisional or final) of the Borrower with the Administrative Agent. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date. The Administrative Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Borrower's Account or by making advances as provided herein.

(b)So long as no Potential Default or Event of Default shall have occurred and be continuing, payments matching specific scheduled payments then due will be applied to those scheduled payments. As to each other payment and all payments made after a Potential Default or Event of Default shall have occurred and be continuing, the Borrower irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply any and all such payments against such of the Obligations as the Administrative Agent may deem advisable in its sole discretion.

(c)The Administrative Agent is authorized to, and at its sole election may, on behalf of the Borrower, charge to the Revolving Credit Loans balance and cause to be paid all fees, Reimbursable Costs and Expenses, charges, costs, interest and principal (other than principal of the Revolving Credit Loans) owing by the Borrower under this Agreement or any of the other Loan Documents if and to the extent the Borrower fails to promptly pay any such amounts as and when due, but it is expressly acknowledged and agreed that the Administrative Agent shall be under no obligation to do any of the foregoing. At the Administrative Agent's option and to the extent permitted by Law, any charges so made shall constitute part of the Revolving Credit Loans.

(d)Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(e)If the Borrower fails to pay any installment of principal, interest or other amount under this Agreement within ten (10) days of when due, in addition to making payment of the installment then due and any other default interest rate increase or fee required herein, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a late charge in an amount equal to six percent (6.0%) of such overdue installment.

(f)On each Settlement Date, the Administrative Agent shall pay to each Lender its ratable share of all payments made by the Borrower pursuant to this Section 2.07.

Section 2.08 Administrative Agent's Records. The Administrative Agent is authorized to record in its books and records the amount of all loans, advances, repayments, interest due and paid, and all other charges, fees and expenses paid, or due, and the like, in connection with this Agreement and the other Loan Documents, and, except in the case of manifest error in posting or computation, such books and records shall be presumptively true, correct and binding as to the amounts at any time due to the Administrative Agent and/or the Lenders from the Borrower under this Agreement and the other Loan Documents. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

Section 2.09 Letter of Credit Subfacility. (a) Subject to the conditions and on the terms hereinafter set forth in this Agreement, and in reliance upon the representations and warranties of the Loan Parties contained in Article V, the Issuing Lender agrees (i) from time to time on any Business Day, during the period from the Closing Date to the day which is five (5) Business Days prior to the Expiration Date, to issue Letters of Credit in U.S. Dollars for the account of Borrower or another Loan Party in an aggregate Stated Amount at any one time that, together with the aggregate Stated Amount of all other outstanding Letters of Credit issued pursuant hereto, does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, and (ii) to honor drafts under Letters of Credit; provided, that the Issuing Lender shall not be obligated to Issue any Letter of Credit if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) (A) the aggregate outstanding Revolving Credit Loans exceeds the Revolving Credit Availability, or (B) the L/C Obligations exceed the L/C Commitment. If on any date the L/C Obligations exceed the L/C Commitment, the Borrower shall immediately, without further notice or demand by the Issuing Lender, prepay the outstanding principal amount of the Revolving Credit Loans by an amount equal to the applicable excess. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)The Issuing Lender is under no obligation to, and shall not, Issue any Letter of Credit if:

(i)any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body, with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

(ii)on or prior to the Business Day prior to the requested Issuance Date of such Letter of Credit, the Issuing Lender has received notice from any Lender, the Borrower or the Administrative Agent that one or more of the applicable conditions contained in Article IV is not then satisfied;

(iii)unless the Issuing Lender has otherwise approved in writing, the expiration date of any requested standby Letter of Credit is (A) more than one year after the Issuance Date, or (B) after the date which is five (5) Business Days prior to the Expiration Date;

(iv)unless the Issuing Lender has otherwise approved in writing, the expiration date of any requested merchandise Letter of Credit is (A) more than ninety days after the date of Issuance, or (B) after the date which is five (5) Business Days prior to the Expiration Date;

(v)any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender; or

(vi)	such Letter of Credit is to be denominated in a currency other than U.S. Dollars.

Section 2.10 Issuance, Amendment and Renewal of Letters of Credit. (a)  Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Lender (with a copy to the Administrative Agent) at least three (3) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile or other electronic means, confirmed immediately in an original writing, in the form of an L/C Application (or such other form as shall be acceptable to the Issuing Lender), and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. Promptly after receipt of any L/C Application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

(b)Unless such issuance is not then permitted under Section 2.09(b) or one or more conditions specified in Article IV are not then satisfied, the Issuing Lender shall, subject to the terms and conditions hereof, issue a Letter of Credit for the account of the Borrower or another Loan Party on the requested Issuance Date in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(c)From time to time while a Letter of Credit is outstanding and prior to the Expiration Date, the Issuing Lender will, upon the written request of the Borrower received by the Issuing Lender at least three (3) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile or other electronic means, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if (x) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (y) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. Promptly after receipt of any L/C Amendment Application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Amendment Application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

(d)The Issuing Lender agrees that, while a Letter of Credit is outstanding and prior to the Expiration Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Lender at least three (3) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender may renew the Letter of Credit issued by it as requested by the Borrower. Each such request for renewal of a Letter of Credit shall be made by facsimile or other electronic means, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiration date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to renew any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section upon the request of the Borrower but the Issuing Lender shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Issuing Lender hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal. Promptly after receipt of any L/C Amendment Application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Amendment Application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

(e)The Issuing Lender may, at its election, deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiration date of such Letter of Credit to be a date not later than the date which is five (5) Business Days prior to the Expiration Date.

(f)This Agreement shall control in the event of any irreconcilable conflict with any L/C-Related Document (other than a Letter of Credit).

Section 2.11 Drawings and Reimbursements. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. The Borrower shall reimburse the Issuing Lender (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) prior to 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania), on each date that any amount is paid by the Issuing Lender under any

Letter of Credit (each such date, an “Honor Date”), by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) in the full amount of any drawing under any Letter of Credit by 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the Honor Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that a Revolving Credit Loan be made by the Lenders at the Base Rate in an amount equal to such unreimbursed amount made by the Issuing Lender to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 4.02. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.11 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)Each Lender shall upon any notice pursuant to Section 2.11(a) make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12) each be deemed to have made a Revolving Credit Loan at the Base Rate to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date at the Federal Funds Effective Rate during the first three (3) days following the Honor Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans at the Base Rate on and after the fourth day following the Honor Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.11(a) above) of the occurrence of the Honor Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.11(b).

(c)With respect to any unreimbursed drawing that is not converted into a Revolving Credit Loan because of the Loan Parties' failure to satisfy the conditions set forth in Section 4.02 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the rate of interest then accruing on the Revolving Credit Loans plus three percent (3.0%). Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.11 shall be deemed to be a payment in respect of its participation in such L/C Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.11.

(d)(i) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of

Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

(ii) If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

(e)Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 2.12 Role of the Issuing Lender. (a) The Issuing Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, other documents and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document (other than to determine that the sight draft, other documents and certificates required to be delivered substantially comply on their face with the requirements of the applicable Letter of Credit).

(b)The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Lender-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.10(a); provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages as determined by a final judgment of a court of competent jurisdiction to have been caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, other documents and certificates strictly complying with the terms and conditions of a Letter of Credit.

(c)Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored a drawing under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

(d)The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

Section 2.13 Obligations Absolute. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.12, as a result of a drawing under a Letter of Credit, and the obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into a Revolving Credit Loan, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(a)any lack of validity or enforceability of this Agreement or any L/C- Related Document;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of such obligation;

(c)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Lenders, the Administrative Agent or any Affiliates of any Lender, the Administrative Agent or the Issuing Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(d)any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(e)any payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in- possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(f)any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(g)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor;

provided, however, the foregoing shall not be construed to restrict or otherwise limit any claim the Borrower may have against any Lender-Related Person permitted under Section 2.12(b).

Section 2.14 Cash Collateral. Upon (a) the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, as of the Expiration Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, (b) the occurrence of the circumstances described in Section 2.04 requiring the Borrower to provide Cash Collateral to the Administrative Agent, or (c) the termination of the Revolving Credit Commitment, then, the Borrower shall immediately upon demand from the Administrative Agent, pledge and deposit with or deliver to the Administrative Agent cash or deposit account balances in separate blocked accounts pursuant to documentation in form and substance satisfactory to the Administrative Agent in an amount equal to the L/C Obligations (“Cash Collateral”). The Administrative Agent shall have exclusive dominion and control over such accounts, including the exclusive right to withdraw Cash Collateral for application to the L/C Obligations. Such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Any cash collateral provided by the Borrower hereunder (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

Section 2.15 Letter of Credit Fees; Indemnity. (a) The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) for each Letter of Credit Issued by the Issuing Lender equal to the respective Applicable Margin on the average outstanding daily Stated Amount of each Letter of Credit. Letter of Credit Fees shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed in the period during which it accrues, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Expiration Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Expiration Date (or such later expiration date).

(b)The Borrower shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to Letters of Credit as from time to time are in effect.

(c)The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.06;

(b)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder; provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)if L/C Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(i)all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Credit Availability does not exceed the total of all non-Defaulting Lenders' Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(ii)if the reallocation described in clause (c)(i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's L/C Obligations (after giving effect to any partial reallocation pursuant to clause (c)(i) above) in a deposit account held at the Administrative Agent for so long as such L/C Obligations are outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender's L/C Obligations pursuant to clause (c)(ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.15 with respect to such Defaulting Lender's L/C Obligations during the period such Defaulting Lender's L/C Obligations are cash collateralized;

(iv)if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (c)(i) above, then the fees payable to the Lenders pursuant to Section 2.15 shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(v)if all or any portion of such Defaulting Lender's L/C Obligations are neither reallocated nor cash collateralized pursuant to clause (c)(i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.15 with respect to such Defaulting Lender's L/C Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such L/C Obligations are reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(c) and participating interests in any newly issued or increased Letter of Credit shall be allocated among non- Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

Section 2.17 Pro Rata Treatment of Lenders. Each borrowing of Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Unused Revolving Credit Commitment Fees and Letter of Credit Fees (but excluding the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 3.04(c) in the case of an event specified in Section 3.04, Section 3.03(c) or Section 3.06) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Unused Revolving Credit Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.

Section 2.18 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 2.18 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.18 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.19 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.20 Additional Payments. Any sums expended by the Administrative Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any other Loan Document may be charged to Borrower's Account as a Revolving Credit Loan.

ARTICLE III INTEREST AND GENERAL LOAN PROVISIONS

Section 3.01 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof for each day until paid (whether by demand, at stated maturity, by acceleration, or otherwise) as follows:

(i)Interest on the outstanding principal amount of any Loan when classified as a LIBOR Rate Loan shall accrue during each Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin (the “LIBOR Rate Option”);

(ii)Interest on the outstanding principal amount of any Loan when classified as a Base Rate Loan shall accrue at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin (the “Base Rate Option”), and each time the Base Rate shall change, such rate shall change automatically with the change in the Base Rate. The Base Rate shall be determined by the Administrative Agent each day based upon the Base Rate as in effect each day. In the event the Base Rate is no longer posted by the Administrative Agent, the Administrative Agent shall have the right to substitute a new rate that shall be based upon a comparable rate of interest announced by the Administrative Agent; and

(iii)	In addition to the interest calculated on each Loan in the foregoing subsections:

(A)The portion of any Loan made in connection with the Overadvance Amount shall accrue an additional 0.25% per annum while such Loan(s) are outstanding; and

(B)The portion of any Loan made during a Cigarette Buy-In Election Period utilizing the Cigarette Buy-In Credit Commitments shall accrue an additional 0.25% per annum while such Loan(s) are outstanding.

(b)Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower in the absence of manifest error.

Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed in the period during which it accrues. The Borrower shall pay interest, in arrears, on each Interest Payment Date as applicable to each outstanding Loan. In addition, interest shall be payable on any date upon which a Loan is prepaid, at maturity (whether by demand, at stated maturity, by acceleration, or otherwise), and on demand by the Administrative Agent if an Event of Default has occurred and is continuing. In computing interest, the Borrowing Date or the first day of an Interest Period or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to a Base Rate Loan shall be included, and the date of payment of a Loan or the expiration date of an Interest Period or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to a LIBOR Rate Loan, as the case may be, shall be excluded, provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Notwithstanding anything to the contrary herein, if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Loans and the Required Lenders may demand that all existing Loans bearing interest under the LIBOR Rate shall be converted immediately to Base Rate Loans, subject to the obligation of the Borrower to pay any indemnity under Section 3.08 in connection with such conversion.

(c)Notwithstanding anything to the contrary in this Agreement, after the occurrence and during the continuance of an Event of Default or after maturity (whether by demand, stated maturity or otherwise), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent. permitted by law) at the following rates (the “Default Rate”):

(i)Each LIBOR Rate Loan shall bear interest at a rate per annum equal to the sum of the LIBOR Rate Option (including any increase due to an Overadvance Amount, if applicable,) plus three percent (3.0%) per annum, provided, however, on and after the expiration of the Interest Period then in effect relating to such LIBOR Rate Loan, the principal amount of such Loan shall bear interest at a rate per annum equal to the sum of the Base Rate Option (including any increase due to an Overadvance Amount, if applicable,) plus three percent (3.0%) per annum;

(ii)Each Base Rate Loan shall bear interest at a rate per annum equal to the sum of the Base Rate Option (including any increase due to an Overadvance Amount, if applicable,) plus three percent (3.0%) per annum; and

(iii)All other Obligations shall bear interest at a rate per annum equal to the sum of the Base Rate Option (including any increase due to an Overadvance Amount, if applicable,) plus three percent (3.0%) per annum.

If, at any time, any rate of interest payable hereunder shall be deemed by any Official Body to exceed the maximum rate of interest permitted by applicable Law, then for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permitted under such Law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notifies the Administrative Agent to return the excess payment to the Borrower. The Borrower acknowledges that the increase in rates referred to in this Section 3.01(c) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

(d)The Loan Parties may enter into Hedging Contracts with any Lender or its Affiliates covering up to the outstanding principal balance of the Revolving Credit Loans, and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. Such Hedging Contracts shall be on terms and conditions satisfactory to such Lender or its Affiliate, as the case may be, that is a party to such Hedging Contract.

The Hedging Obligations, for purposes of this Agreement and all other Loan Documents, shall be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedging Obligations shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.04.

Section 3.02 Continuation and Conversion of Loans. (a) Subject to the terms and conditions of this Section 3.02, any Loan may be continued or converted into one or more Loans bearing interest at the same or different Interest Rate Options as the Borrower may elect from time to time pursuant to this Section 3.02.

(b)By delivering an appropriately completed written notice of continuation/conversion to the Administrative Agent in the form of Exhibit C attached hereto (a “Notice of Continuation/Conversion”) signed by a Responsible Officer of the Borrower, or by telephonic notice confirmed in an appropriately completed Notice of Continuation/Conversion signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent on the same day, the Borrower may irrevocably elect to convert an outstanding Loan to a Loan bearing interest at a different Interest Rate Option or having a different Interest Period, or continue on the last day of an Interest Period a Loan as a Loan bearing interest at the same Interest Rate Option with a similar Interest Period, subject to the following conditions:

(i)Each Notice of Conversion/Continuation must be received by the Administrative Agent (A) not later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least three (3) Business Days in advance of the date of the requested continuation/conversion (the “Continuation/Conversion Date”) if the Loan is to be converted into or continued as a LIBOR Rate Loan, and (B) not later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the Continuation/Conversion Date if the Loan is to be converted into a Base Rate Loan;

(ii)A Base Rate Loan may be converted into a LIBOR Rate Loan at any time;

(iii)A LIBOR Rate Loan may only be converted to a Loan bearing interest at a different Interest Rate Option or having a different Interest Period at the end of the then applicable Interest Period therefor;

(iv)Any Loan to be continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of such amount;

(v)No Loan may be converted to, or continued as, a LIBOR Rate Loan when a Potential Default or Event of Default has occurred and is continuing;

(vi)No LIBOR Rate Loan may be converted to a LIBOR Rate Loan of a different duration if such LIBOR Rate Loan relates to any Hedging Obligations; and

(vii)	No more than five (5) LIBOR Rate Loans may be outstanding at any time.

(c)In the absence of a timely delivery of a Notice of Continuation/Conversion with respect to a Revolving Credit Loan outstanding as a LIBOR Rate Loan, such LIBOR Rate Loan shall, on the last day of the Interest Period relating to such LIBOR Rate Loan, automatically convert to a Base Rate Loan.

(d)If an Event of Default has occurred and is continuing (if the Administrative Agent does not otherwise elect to exercise any right to accelerate the Loans hereunder), any outstanding LIBOR Rate Loan shall automatically be converted to a Base Rate Loan on the first day following the last day of the Interest Period then in effect relating to such outstanding LIBOR Rate Loan.

Section 3.03Prepayments. (a) Base Rate Loans. Base Rate Loans may be paid or prepaid at any time without premium or penalty.

(b)	LIBOR Rate Loans.

(i)For LIBOR Rate Loans in connection with which the Borrower has incurred or may incur Hedging Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrower shall give the Administrative Agent, no later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least four (4) Business Days' notice of any proposed prepayment of any LIBOR Rate Loan, specifying the proposed date of payment of such LIBOR Rate Loan (which date shall be a Business Day), a statement indicating the application of the prepayment of Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies, and the principal amount to be paid. Each partial prepayment of the principal amount of a LIBOR Rate Loan shall be in an integral multiple of One Hundred Thousand Dollars ($100,000.00) and accompanied by the payment of all charges outstanding on such LIBOR Rate Loan (including the LIBOR Breakage Fee) and of all accrued interest on the principal repaid to the date of payment.

Upon: (A) any default by the Borrower in making any borrowing of, conversion into or continuation of any LIBOR Rate Loan following the Borrower's delivery of a Notice of Borrowing or Notice of Continuation/Conversion hereunder or (B) any prepayment of a LIBOR Rate Loan on any day that is not the last day of the relevant Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall pay an amount (“LIBOR Breakage Fee”), as calculated by the Administrative Agent, equal to the amount of any losses, expenses and liabilities (including any loss of margin and anticipated profits) that the Lenders may sustain as a result of such default or payment. Borrower understands, agrees and acknowledges that: (x) the Administrative Agent and the Lenders do not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (y) the LIBOR Rate may be used merely as a reference in determining such rate, and (z) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating the LIBOR Breakage Fee and other funding losses incurred by the Lenders. Borrower further agrees to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not any Lender elects to purchase, sell and/or match funds.

(ii)All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.04(c), if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Lenders under Section 3.08.

(c)Replacement of a Lender. In the event any Lender (i) gives notice under Section 3.04, (ii) requests compensation under Section 3.06, or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 3.07, (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non- Consenting Lender referred to in Section 11.23, then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.25), all of its interests, rights (other than existing rights to payments pursuant to Section 3.06 or Section 3.08) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.25;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.08) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.06 or payments required to be made pursuant to Section 3.07, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)	such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(d)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.06 or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 3.07, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.06 or Section 3.07, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 3.04LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

(a)Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 3.04(c).

(b)Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 3.04(c).

(c)Administrative Agent's and Lender's Rights. In the case of any event specified in Section 3.04(a) above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.04(b) above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.04(a) and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.04(b), the Borrower shall, subject to the Borrower's indemnification obligations under Section 3.08, as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 3.03. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

Section 3.05Effect of Benchmark Transition Event.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 3.05 will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.05.

(d)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Rate Loan of, conversion to or continuation of LIBOR Rate Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

Section 3.06Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the

Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(c)Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.06 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.07Taxes.

(a)Issuing Lender. For purposes of this Section 3.07, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.07) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.07) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.15 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.07(e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 3.07, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)	Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 3.06(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P(1) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit P(2) or Exhibit P(3), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P(4) on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and:

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.07 (including by the payment of additional amounts pursuant to this Section 3.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 3.07(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 3.07(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.07(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party's obligations under this Section 3.07 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

Section 3.08 Indemnity. In addition to the compensation or payments required by Section 3.06 or Section 3.07, the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a)payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(b)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Notice of Borrowing or Notice of Continuation/Conversion or any notice of prepayments, or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten

(10)	Business Days after such notice is given.

Section 3.09 Survival.  The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

Section 3.10 Security.  The prompt and full satisfaction of the Obligations (including the obligations and indebtedness of the Borrower under this Agreement, the Notes and all other Loan Documents) shall be secured by the Collateral Documents.

ARTICLE IVCONDITIONS OF LENDING

Section 4.01 Initial Conditions.  Each Lender's obligation under this Agreement to make the initial Loans and the Issuing Lender's obligation under this Agreement to issue the initial Letter of Credit are subject to the prior or concurrent satisfaction of each of the following conditions precedent unless waived in writing by the Administrative Agent:

(a)Contemporaneously with, or prior to, the execution and delivery of this Agreement, the Loan Parties shall deliver or cause to be delivered to the Administrative Agent each of the items listed in Schedule Two attached hereto and incorporated herein by reference thereto, and each item shall be in form and substance satisfactory to the Administrative Agent.

(b)The Collateral Documents shall be in full force and effect and the Loan Parties shall have taken or caused to be taken such actions so that, on the Closing Date, the Administrative Agent (on behalf of the Lenders) shall have valid and perfected liens on and security interests in the Collateral having priority over all other Liens in such Collateral except Permitted Liens.

(c)The representations and warranties contained in Article V shall be true and correct on the Closing Date.

(d)No Potential Default or Event of Default shall have occurred and be continuing on the Closing Date.

(e)No litigation, arbitration, proceeding or investigation by or before any Official Body shall be pending, or to the knowledge of the Loan Parties, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or the other Loan Documents or which might, in the opinion of the Administrative Agent, if adversely determined, be reasonably expected to have a Material Adverse Effect or be detrimental to the interests of the Lender with respect to the transactions contemplated hereby.

(f)All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for the Administrative Agent, and the Administrative Agent shall have received originals or certified copies of such documents and proceedings in connection herewith and therewith as the Administrative Agent may request, all in form and substance satisfactory to counsel for the Administrative Agent.

(g)No event or events shall have occurred and be continuing on the Closing Date which, individually or in the aggregate, has or reasonably could be expected to have a Material Adverse Effect.

(h)The Administrative Agent shall have completed all business, environmental and legal due diligence deemed necessary or appropriate by the Administrative Agent (including collateral audits of the Collateral) and the results of such due diligence shall be satisfactory to the Administrative Agent and its counsel.

(i)The Borrower shall have entered into such agreements, in form and substance satisfactory to the Administrative Agent, to open and maintain in effect all lockbox, blocked and cash collateral accounts required under the Collateral Documents or otherwise required by the Administrative Agent.

(j)The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders based on their Revolving Credit Commitments, a loan origination fee in the amount of Twenty Thousand Dollars ($20,000.00), such fee being due and payable on the Closing Date.

(k)The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, any fee letter by and between the Borrower and the Administrative Agent or any other Loan Document.

Section 4.02 Subsequent Conditions. Each Lender's obligation to make subsequent Loans and the Issuing Lender's obligation to issue any Letter of Credit are subject to the satisfaction of each of the following conditions on and as of the date of disbursement of each such subsequent Loan or the issuance of each such Letter of Credit, as applicable, unless waived in writing by the Administrative Agent:

(a)The Administrative Agent shall have received the items required to be delivered to the Administrative Agent under Section 2.05, an L/C Application and/or an LC Amendment Application, as applicable.

(b)The representations and warranties contained in Article V shall be true and correct in all material respects as though made on and as of the date of the applicable borrowing date or issuance date for a Letter of Credit (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(c)No event or events shall have occurred which, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

(d)No Potential Default or Event of Default shall have occurred and be continuing or shall result from such Loan or Letter of Credit.

(e)The Collateral Documents shall be in full force and effect and the Administrative Agent (on behalf of the Lenders) shall have a first priority lien on and security interest in the Collateral described therein having priority over all other Liens in the Collateral except Permitted Liens.

(f)The Borrower shall have complied with the provisions of Section 2.10 to the extent applicable.

(g)The making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders.

(h)The Borrower shall have delivered to the Administrative Agent a duly executed and completed Notice of Borrowing (or other documentation requested by the Administrative Agent) or to the Issuing Lender an L/C Application or L/C Amendment, as the case may be.

(i)All fees and expenses of the Administrative Agent in connection with the Loans shall have been paid to the Administrative Agent, including reasonable attorneys' fees, incurred in the drafting, preparation, review, negotiation, execution and delivery of the documents and instruments executed or to be executed in connection with the Loans.

ARTICLE V REPRESENTATIONS AND WARRANTIES

As an inducement to the Lenders to enter into this Agreement, make each of the Loans and issue each Letter of Credit, the Loan Parties jointly and severally represent and warrant to the Administrative Agent and each Lender as follows:

Section 5.01 Organization, Subsidiaries and Authority. (a) Each Loan Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. No Loan Party has Subsidiaries except those listed on Schedule 5.01 attached hereto. The jurisdiction of formation of the Loan Parties and each of their Subsidiaries is set forth on Schedule 5.01.

(b)Except as disclosed on Schedule 5.01, no Loan Party uses, or has used within the past five (5) years, any assumed or fictitious name in the conduct of its business, nor has any Loan Party had any corporate name other than its existing corporate name. Each Loan Party's federal employer identification number and state organizational identification number are set forth on Schedule 5.01.

(c)Each Loan Party has the lawful power to own or lease its assets and properties and to engage in the business it conducts. Each Loan Party is duly licensed and qualified and in good standing in the jurisdictions wherein the character or location of the assets and properties owned or leased by it, or the nature of the business transacted by it, make such licensing or qualification necessary and the failure to be so licensed or qualified may result in, or could reasonably be expected to have a Material Adverse Effect. The jurisdictions in which each Loan Party is qualified to do business as a foreign corporation are set forth in Schedule 5.01.

(d)Each Loan Party has the power and authority to enter into and perform the provisions of this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness and obligations provided for herein and therein and to carry out the transactions contemplated herein and therein, and each Loan Party has taken all proper and necessary action to authorize the borrowings hereunder. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which it is a party, the issuance, delivery and payment of the Notes by the Borrower, the consummation of the transactions contemplated hereby and thereby and the creation and grant of the Liens contemplated by the Collateral Documents (i) have been duly authorized by all requisite corporate action, and (ii) will not (A) violate any Law, the Organization Documents of the Loan Party or any notes, indentures, contracts, instruments or agreements to which each Loan Party is a party, or (B) result in the creation or imposition of any Lien other than those in favor of the Administrative Agent on any property (now owned or hereafter acquired) of the Borrower. No Event of Default or Potential Default has occurred and is continuing. No Loan Party is in violation of its Organization Documents or any instrument or agreement to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

(e)This Agreement, the Notes, the Collateral Documents and the other Loan Documents to which the Loan Parties are a party have been duly and validly executed and delivered by each Loan Party and constitute, and the other Loan Documents to be executed and delivered by the Borrower when delivered will constitute, valid and binding obligations of the Loan Parties enforceable in accordance with their respective terms.

Section 5.02 Consent.  No consent, approval, authorization, permit or license of, or other action by, or filing, registration or qualification with, any Official Body or any Person (including shareholders of the Loan Parties) which has not been obtained (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution and delivery of this Agreement and the other Loan Documents by the Loan Parties, the undertaking or performance of any of the Borrower's obligations thereunder or the enforcement of the Administrative Agent's rights and remedies thereunder.

Section 5.03 Litigation.  Except as disclosed on Schedule 5.03 attached hereto, there is no order, notice, claim, litigation, judgment, proceeding or investigation existing, pending or, to the best knowledge of each Loan Party, threatened or contemplated, at law, in equity, in arbitration or by or before any Official Body, against or affecting any Loan Party or its properties, individually or in the aggregate, which, if determined adversely to the interests of the Loan Parties, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Official Body purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

Section 5.04 Financial Statements and Solvency.  (a) The Loan Parties have furnished to the Administrative Agent the following financial information: (i) Audited consolidated balance sheets of Sledd for its Fiscal Year ended December 31, 2019, and the related consolidated statements of income, shareholders equity and cash flows for the periods then ended (the “Historical Financial Statements”); and (ii) an internally prepared opening balance sheet of the Borrower (the “Opening Balance Sheet”). The Historical Financial Statements and the Opening Balance Sheet (A) were prepared in all material respects in accordance with GAAP consistently applied throughout the periods covered thereby, (B) fairly present in all material respects the financial condition of Sledd and the Borrower and their respective consolidated Subsidiaries as of the dates thereof and results of operations for the periods covered thereby, and (C) except for liabilities not required to be disclosed in a balance sheet prepared in accordance with GAAP, show all material indebtedness and other liabilities, direct or contingent, of Sledd and the Borrower and their respective consolidated Subsidiaries, as applicable, as of the dates thereof, including liabilities for taxes, material commitments and contingent obligations subject to ordinary, good faith year-end adjustments.

(b)Each Loan Party is Solvent and will be Solvent after (i) the making of each Loan, (ii) the execution and delivery of this Agreement and the other Loan Documents, and (iii) the perfection of any Liens in connection with the Collateral Documents.

Section 5.05 Ownership and Management.  The authorized capitalization, the number of each class of membership interests issued and outstanding and the names of the record and beneficial owners of all of the issued and outstanding memberships interests of each Loan Party is disclosed in Schedule 5.05 attached hereto. All outstanding membership interests of each Loan

Party have been duly authorized, validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 5.05, there are no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which such Loan Party is bound providing for the issuance of shares of membership interests of each Loan Party, or for the issuance of any securities convertible or exchangeable, actually or contingently, into membership interests of each Loan Party. Schedule 5.05 contains a complete list of all officers and directors of each Loan Party.

Section 5.06 Adverse Occurrences. No event or events have occurred which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect. No Event of Default or Potential Default exists or would result from the incurring of any obligations by the Loan Parties under the Loan Documents or from the grant or perfection of the Liens of the Administrative Agent on the Collateral.

Section 5.07 Indebtedness. The Borrower does not have any Indebtedness except Indebtedness permitted pursuant to Section 7.04.

Section 5.08 Information. All information furnished or to be furnished by the Loan Parties to the Administrative Agent and the Lenders is and will be in all material respects true and accurate and the Loan Parties have disclosed and will disclose to the Administrative Agent in writing any fact known to the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

Section 5.09 Assets, Liens and Insurance. (a) With respect to all of the properties and assets of the Borrower reflected in the Opening Balance Sheet and all other assets and properties of the Borrower necessary for the ordinary conduct of its business, the Borrower has (i) good, sufficient and legal title thereto (in the case of all fee interests in real property), (ii) valid leasehold interests therein (in the case of all leasehold interests in real or personal property), (iii) valid licenses therein (in the case of licensed intangible properties), or (iv) good title thereto (in the case of all other personal property). All such properties and assets are free and clear of all Liens except Permitted Liens.

(b)Schedule 5.09 attached hereto contains a true, accurate and complete list of (i) all real property owned in fee simple by the Borrower and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each real property asset of the Borrower, regardless of whether the Borrower is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date, except as specified in Schedule 5.09, each agreement referenced in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any default that has occurred and is continuing thereunder (except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect), and each such material agreement constitutes the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(c)Schedule 5.09 attached hereto lists all insurance policies and other bonds to which each Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Loan Parties in accordance with prudent business practice in the industry of the Loan Parties. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

Section 5.10 Contractual Obligations. Each Loan Party is in compliance with the provisions of all contracts, licenses, instruments and other commitments of any kind material to the financial condition, properties, assets or prospects of such Loan Party and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default thereunder except to the extent that such failure to comply or such default could not reasonably be expected to have in a Material Adverse Effect. The Loan Parties are not a party to nor are they otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, compliance with which could reasonably be expected to have a Material Adverse Effect.

Section 5.11 Taxes. All tax returns required to be filed by the Loan Parties have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income, sales or franchises which are due and payable have been paid. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes against the Borrower (whether or not reserved against by the Borrower) that would be material to the condition (financial or otherwise) of the Borrower. All tax liabilities of the Borrower are adequately provided for on the books of the Borrower.

Section 5.12 Margin Stock; Investment Company. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

Section 5.13 Intellectual Property Rights. Borrower owns or possesses all patents, trademarks, trade names, service marks, copyrights, licenses, permits and franchises, and all rights in respect of the foregoing (collectively, “Intellectual Property Rights”) required to conduct its business as now conducted, or as presently contemplated to be conducted, without any conflict with, or infringement upon rights of, other Persons, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing. Schedule 5.13 attached hereto sets forth a complete list of the Intellectual Property Rights of the Borrower and all applications therefor.

Section 5.14 Environmental Laws. (a) Each Loan Party and its Environmental Affiliates are and have been in compliance with all applicable Environmental Laws, except for such non-compliance which, individually or in the aggregate, has not, and reasonably could not be expected to have, a Material Adverse Effect. To the knowledge of each Loan Party, there are no circumstances that may prevent or interfere with such compliance in the future.

(b)Except as disclosed on Schedule 5.14 attached hereto, Borrower and its Environmental Affiliates have obtained all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated. Each of such Environmental Approvals is in good standing and Borrower and its Environmental Affiliates are in compliance with all material terms of such Environmental Approvals except for such non- compliance which, individually or in the aggregate, has not, and reasonably could not be expected to have, a Material Adverse Effect.

(c)Except as disclosed on Schedule 5.14, there is no Environmental Claim pending, or to the knowledge of the Borrower, threatened or contemplated, and there are no past or present acts, omissions, events or circumstances (including any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Hazardous Materials at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any of its respective Environmental Affiliates) that could form the basis of any Environmental Claim, against the Borrower or any of its respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Environmental Affiliates has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials off-site. Borrower and its Environmental Affiliates have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

(d)Except as disclosed on Schedule 5.14, no facility or property now or previously owned, operated or leased by Borrower or any of its Environmental Affiliates is an Environmental Cleanup Site. Neither Borrower nor any of its Environmental Affiliates has directly transported or directly arranged for the transportation of any Hazardous Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of Borrower or any of its Environmental Affiliates, under any Environmental Law.

Section 5.15 Collateral Documents. The provisions of the Collateral Documents executed or to be executed by the Loan Parties in favor of the Administrative Agent and the Lenders will be, on and after the due execution and delivery thereof, effective to create, for the benefit of the Administrative Agent and the Lenders, legal, valid and enforceable Liens in all right, title and interest of the Loan Parties in any and all of the Collateral described therein, securing the Notes and all other Obligations from time to time outstanding. Upon all filings and recordings being duly made in the filing offices set forth on Schedule 5.15 attached hereto, or the taking of possession of the Collateral by the Administrative Agent in accordance with the provisions of the Collateral Documents, each Lien created for the benefit of the Administrative Agent and the Lenders under such Collateral Documents shall constitute, as of and after the Closing Date, a fully perfected Lien in all right, title and interest of the Loan Parties in such Collateral superior and prior in right to any Liens, existing or future, which the Loan Parties or any creditors thereof or purchasers therefrom, or any other Person, may have against such Collateral or interests therein except for Permitted Liens. All Collateral to be pledged pursuant to the Collateral Assignment is or will be owned beneficially and of record by the Loan Parties free and clear of any Lien or restriction on transfer, except as otherwise provided by the Collateral Assignment and except as the right of the Administrative Agent may be limited by the contracts subject to the Collateral Assignment. The Loan Parties have delivered true and correct copies of the contracts subject to the Collateral Assignment to the Administrative Agent.

Section 5.16 Bankruptcy; Insolvency. No Loan Party has applied for or consented to the appointment of a receiver, trustee, custodian or liquidator for itself or any of its properties, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by any Loan Party for the purposes of effecting any of the foregoing.

Section 5.17 Compliance with Laws. Neither the operation of the business of the Loan Parties nor the development, manufacture, assembly or sale of the products or services of the Loan Parties violate any Law applicable to such Loan Parties, including the Fair Labor Standards Act of 1938, 29 U.S.C. § 201, et seq, as amended, except to the extent that any such violation has not, and reasonably could not be expected to have, a Material Adverse Effect.

Section 5.18 Locations. Schedule 5.18 attached hereto sets forth the location of (i) the chief executive office of each Loan Party, (ii) the office where Borrower keeps its records concerning its Inventory, Accounts, equipment, contracts and other properties, (iii) each place of business of each Loan Party, including the location of such Loan Party's Inventory and equipment, together with the name and address of each Person (other than the Loan Parties) having possessory rights (as owner, landlord, warehouseman or otherwise) to such locations.

Section 5.19ERISA Plans. Except as disclosed in Schedule 5.19:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Loan Parties, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 or 430 of the Code has been made with respect to any Plan;

(b)There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Official Body, with respect to any Plan which has or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has or could reasonably be expected to have a Material Adverse Effect; and

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (v) no Loan Party nor any ERISA Affiliate has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (vi) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 5.20 Eligible Accounts. As of the Closing Date and each date thereafter upon which the Borrower includes an Account as an Eligible Account in a Revolver Borrowing Base calculation or a Borrowing Base Certificate, such Account satisfies all of the criteria necessary to qualify such Account as an Eligible Account. Schedule 5.20 attached hereto sets forth, as of the Closing Date, a complete list of all Account Debtors of the Borrower.

Section 5.21 Eligible Inventory. As of the Closing Date and each date thereafter upon which the Borrower includes any Inventory as Eligible Inventory in a Revolver Borrowing Base calculation or a Borrowing Base Certificate, such Inventory satisfies all of the criteria necessary to qualify such Inventory as Eligible Inventory.

Section 5.22 Eligible Cigarette Inventory. As of the Closing Date and each date thereafter upon which the Borrower includes any Cigarette Inventory as Eligible Cigarette Inventory in a Revolver Borrowing Base calculation or a Borrowing Base Certificate, such Cigarette Inventory satisfies all of the criteria necessary to qualify such Cigarette Inventory as Eligible Cigarette Inventory.

Section 5.23 Business Operations. The principal business operations of Borrower as presently conducted, and as intended to be conducted after the date hereof, is the wholesale distribution of tobacco, refrigerated and frozen products, confections, groceries and general merchandise primarily to grocery and convenience store customers in West Virginia, Ohio, Maryland, Virginia, Kentucky and Pennsylvania.

Section 5.24 Labor Relations. No Loan Party is a party to any collective bargaining agreement, there is no strike or request for union representation, no material labor dispute, grievance or controversy pending, or, to the knowledge of the Loan Parties, threatened against such Loan Party, including any work stoppages, slowdowns or lockouts. There are no matters relating to any Loan Party pending before the National Labor Relations Board or any similar state or local labor agency, nor, to the best of the Loan Parties' knowledge, are any of the Loan Parties engaged in any unfair labor practices, and the Loan Parties believe they have good labor relations with their employees.

Section 5.25 Contemporaneous Exchange. The attachment and perfection of the security interests in the Collateral effected on the Closing Date by virtue of the Collateral Documents executed and delivered pursuant to this Agreement are intended by the parties hereto to be a contemporaneous exchange for new value given to the Borrower by virtue of the consummation of the transactions contemplated by this Agreement and are, in fact, a substantially contemporaneous exchange for such new value.

Section 5.26 Disclosure. No representation or warranty made by the Loan Parties in the Loan Documents, no statement made or to be made by the Loan Parties in any financial information, certificate, report, exhibit or document furnished or to be furnished by the Loan Parties to the Administrative Agent pursuant to or in connection herewith or therewith contains or will contain any untrue material statement or omits or will omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Each Loan Party has made full and true disclosure of all information known to such Loan Party, financial or otherwise, relating to such Loan Party or in connection with the transactions contemplated hereby which has resulted, or which could reasonably be expected to result, in a Material Adverse Effect.

Section 5.27 Anti-Terrorism Laws. (a) No Covered Entity is a Sanctioned Person, and (b) no Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

Section 5.28 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

Section 5.29 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent for the Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete, and correct as of such date, and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

ARTICLE VI AFFIRMATIVE COVENANTS

Until Payment in Full, the Loan Parties jointly and severally covenant and agree to perform each of the covenants set forth below in this Article VI:

Section 6.01 Use of Proceeds. The Borrower will use the proceeds of the Loans for the purposes specified on Schedule 6.01 and for no other purposes. No portion of the proceeds of the Loans will be used directly or indirectly for the purpose of purchasing or carrying any Margin Stock. The Borrower will furnish the Administrative Agent such evidence as the Administrative Agent may reasonably require with respect to the use of the proceeds of the Loans.

Section 6.02 Financial Information and Compliance Certificates. (a) The Loan Parties shall deliver to the Administrative Agent and the Lenders, in form and detail satisfactory to the Administrative Agent and the Lenders, all of the following:

(i)As soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of the Loan Parties, the consolidated and consolidating balance sheets of the Loan Parties and their consolidated Subsidiaries, and the related consolidated and consolidating statements of income, shareholders' equity and cash flow for such Fiscal Year, with accompanying footnotes, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, with such consolidated statements and balance sheet to be audited and certified by Sisterson & Company LLP, RSM LLP or another nationally-recognized independent public accounting firm (the “Independent Accountant”). The report of the Independent Accountant shall be free of exceptions or qualifications not acceptable to the Administrative Agent and the Lenders (including any exception, qualification or explanation relating to the ability to continue as a going concern, limited scope of examination or independence), and a copy of such certificate or report signed by the Independent Accountant shall be delivered to the Administrative Agent and the Lenders, and shall in any event contain a written statement of the Independent Accountant substantially to the effect that (A) the Independent Accountant examined such consolidated financial statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as the Independent Accountant considered necessary under the circumstances, (B) the Independent Accountant performed the audit in full and complete compliance with Statement on Auditing Standards No. 82, “Consideration of Fraud in a Financial Statement Audit”, and any successor standards, interpretations or amendments thereto, and their audit included such procedures that, in their opinion, were sufficient to have a reasonable assurance to detect material fraud, (C) such consolidated financial statements present fairly the consolidated financial position of the Loan Parties for the periods indicated in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year (except for changes in application in which the Independent Accountant concurs), and (D) in making the examination necessary for their audit, the

Independent Accountant did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof;

(ii)as soon as practicable, but in no event later than thirty (30) days after the end of each of calendar month, an unaudited consolidated balance sheet of the Loan Parties and their consolidated Subsidiaries as of the end of such calendar month and the related consolidated statements of income, shareholders' equity and cash flows for such month and for the period from the beginning of the then current Fiscal Year and ending on the last day of such month, all certified by a Responsible Officer of each Loan Party as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and an absence of footnotes), the financial position and the results of operations of the Loan Parties and their consolidated Subsidiaries;

(iii)As soon as practicable after approval by the Board of Directors of the Borrower, but in any event no later than November 1 of each calendar year, an annual budget and projections of the Borrower for the next succeeding Fiscal Year, prepared on a quarterly basis and in reasonable detail satisfactory to the Administrative Agent and the Lenders, including a cash flow budget of the Borrower for the next succeeding Fiscal Year, EBITDA Projections and pro forma calculations of the financial maintenance covenants set forth in Section 7.01;

(iv)As soon as practicable and in any event within ten (10) days of delivery to a Loan Party, a copy of (A) any management letter prepared by the Independent Accountant and delivered to such Loan Party in connection with the financial statements referred to in Section 6.02(a)(i), and (B) any letter issued by the Independent Accountant or other management consultants with respect to recommendations relating to the Loan Parties' financial or accounting systems or controls;

(v)A duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower (A) no later than 12:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) on Monday of each week, (B) within thirty (30) days after the last day of each calendar month, and (C) upon request by the Administrative Agent at any time after a Potential Default or an Event of Default has occurred and is continuing;

(vi)as soon as practicable, but in no event later than thirty (30) days after the close of each calendar month, a detailed aged listing of the Accounts of the Borrower (specifying in each case the names, addresses, face amount and dates of invoice(s) for each Account Debtor obligated on an Account so listed and, at the Administrative Agent's reasonable discretion, copies of proof of delivery and customer statements and, upon demand, the original copy of all documents, including repayment histories and present status reports, relating to the Accounts so scheduled and such other matters and information relating to the status of the Accounts and/or the Account Debtors as the Administrative Agent shall request), accounts payable and Inventory status (together with such supporting information, including invoices relating to the Borrower's purchase of goods listed in such report, as the Administrative Agent shall request) accompanied by a Monthly Collateral Recap in the form of Exhibit D attached hereto, an Accounts Receivable Reconciliation in the form of Exhibit E attached hereto, and an inventory reconciliation report and a loan reconciliation report in form and substance satisfactory to the Administrative Agent, in each case appropriately completed as of the date thereof and signed by a Responsible Officer of the Borrower;

(vii)promptly, any supplemental disclosures as required from time to time under Section 6.15;

(viii)concurrently with the delivery of the financial statements furnished to the Administrative Agent and the Lenders pursuant to Section 6.02(a)(i) and Section 6.02(a)(ii), the Borrower shall deliver to the Administrative Agent and the Lenders a certificate (a “Compliance Certificate”) in the form of Exhibit G dated the date thereof, signed by a Responsible Officer of the Borrower;

(ix)as soon as available, but in no event later than one hundred twenty (120) days after each fiscal year end, the personal financial statements of each Individual Guarantor. Such annual statements shall be prepared in accordance with GAAP and prepared by an independent certified public accountant selected by each such Individual Guarantor and satisfactory to the Administrative Agent and the Lenders in their reasonable determination;

(x)within thirty (30) days after the filing thereof, a certified copy of each Individual Guarantor's federal income tax returns; and

(xi)promptly after the request of the Administrative Agent, such additional information regarding the business, financial or corporate affairs of the Loan Parties, the Individual Guarantors or any Subsidiary of a Loan Party as the Administrative Agent may from time to time reasonably request.

(b) Concurrently with the delivery of the financial information required under Section 6.02(a)(i) and (iii), the Loan Parties shall furnish to the Administrative Agent and the Lenders a certificate dated the date thereof, signed by a Responsible Officer of each Loan Party and stating that to the knowledge of such Responsible Officer (after due and diligent inquiry), (A) the representations and warranties set forth in Article V of this Agreement are true and correct in all material respects as of the date of the delivery of such financial information, and (B) no Event of Default or Potential Default has occurred as of such date, or if any such condition existed or exists, specifying the nature and period of its existence and the action the Loan Parties have taken, are taking and propose to take with respect thereto.

Section 6.03 Books and Records; Visitation; Collateral Examinations and Monitoring Fee. Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of the Loan Party in order to permit financial statements to be prepared in accordance with GAAP. Each Loan Party shall permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of its properties, to examine and audit its financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees and agents and with the Independent Accountant, and in furtherance thereof, each Loan Party hereby authorizes all of such Persons to discuss the same with representatives and independent contractors of the Administrative Agent or Lender at such times and as often as the

Administrative Agent or Lender may reasonably request, all at the expense of the Borrower. If a Loan Party now or at any time hereafter maintains any records (including computer generated records and computer software programs for the generation of such records) in the possession of a third party, the Loan Parties, upon request of the Administrative Agent or a Lender shall notify such party to permit the Administrative Agent or such Lender free access to such records at all reasonable times and to provide the Administrative Agent or such Lender with copies of any records it may request, all at the Loan Parties' expense. Notwithstanding anything contained in Section 6.03, unless and until an Event of Default has occurred and is continuing, the Administrative Agent, the Lenders (and their respective representatives and independent contractors) shall conduct no more than two (2) Collateral field examinations during any Fiscal Year of the Borrower (which may be reduced to once per Fiscal Year in the discretion of the Administrative Agent based on financial performance and no Events of Default), and such examinations shall be at the Loan Parties' expense, which such expense for field examinations and other inspections shall be limited to Twenty-Five Thousand Dollars ($25,000.00) plus all costs (including, but not limited to, costs for appraisals and legal costs) per Fiscal Year. After the occurrence and during the continuance of an Event of Default, the Administrative Agent and Lenders may do any of the foregoing as often as the Administrative Agent or such Lender may desire at any time and without advance notice, all at the Loan Parties' expense and not subject to a cap in expenses. The foregoing obligations of the Loan Parties shall include Collateral audits and field examinations to audit the Collateral and each Revolver Borrowing Base. Such Collateral audits and such field examinations shall be conducted by an independent examiner selected by the Administrative Agent. The Loan Parties shall pay a collateral monitoring fee to the Administrative Agent in the amount of Five Hundred Dollars ($500.00) which fee shall be due and payable monthly in arrears on the first Business Day of the following calendar month.

Section 6.04 Compliance with Laws. Each Loan Party shall conduct its business in compliance with all applicable Laws, including the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq., as amended, and the Immigration Reform and Control Act of 1986, 8 U.S.C. § 1324a, as amended, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

Section 6.05 Notices. (a) The Loan Parties shall promptly notify the Administrative Agent of each of the following (but in no event later than 10 days after any Loan Party becomes aware, or reasonably should have been aware of the same), and the Administrative Agent shall promptly notify the Lenders of the same:

(i)The occurrence of a Potential Default, an Event of Default or any event or events which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

(ii)The entry of any Lien (other than a Permitted Lien) against the Collateral or the other assets and properties of the Borrower;

(iii)Any litigation, arbitration or investigation or proceeding of any Official Body not previously disclosed by the Borrower to the Administrative Agent which has been instituted or, to the knowledge of Borrower, is threatened against the Borrower or to which any of its properties, assets or revenues are subject which (A) if adversely determined, could have a Material Adverse Effect, or (B) relates to this Agreement, any Collateral Document or any other Loan Document;

(iv)Any material adverse development which shall occur in any litigation, arbitration or investigation or proceeding of any Official Body against (or, to the knowledge of the Borrower, affecting) Borrower or any of its assets or properties which has previously been disclosed by the Borrower to the Administrative Agent;

(v)The occurrence of any default under any lease, bailment agreement or other Contractual Obligation relating to the locations where any Collateral may be stored or any other business locations of the Borrower or the receipt by the Borrower of notice of the alleged occurrence of a default under any such Contractual Obligation, in each case which would reasonably be expected to have, individually or together with other similar occurrences, a Material Adverse Effect;

(vi)The occurrence of any of the following events: (A) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Loan Parties, any Subsidiary or any of their respective Environmental Affiliates or properties pursuant to any applicable Environmental Laws, (B) any other Environmental Claims against the Loan Parties, any Subsidiary or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any Release at, on or under any facility or property now or previously owned, operated or leased by the Loan Parties, any Subsidiary or any of their respective Environmental Affiliates) that is known to the Loan Parties and could form the basis of such Environmental Claim, which Environmental Claim individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (C) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Loan Parties or any Subsidiary that is known to the Loan Parties and could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(vii)Any breach or non-performance of, or any default under, any Contractual Obligation of the Loan Parties which could reasonably be expected to have a Material Adverse Effect;

(viii)The occurrence of any of the following events affecting the Loan Parties or any ERISA Affiliate, and the Loan Parties shall also deliver to the Administrative Agent a copy of any notice with respect to such event that is filed with an Official Body and any notice delivered by an Official Body to the Loan Parties or any ERISA Affiliate with respect to such event:

(A)an ERISA Event involving Fifty Thousand Dollars ($50,000.00) or more;

(B)a material increase in the Unfunded Pension Liability of any Pension Plan, if any;

(C)the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Loan Parties or any ERISA Affiliate; or

(D)the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

(ix)Any material change in accounting policies or financial reporting practices by the Loan Parties;

(x)Any change in the location of any of its places of business, or the establishment of any new, or the discontinuance of any existing, place of business or location of Collateral, and such notice shall contain details of the new location and the name and address of the landlord or bailee (as applicable), if any, of such new location;

(xi)The occurrence of any dispute between an Account Debtor and the Loan Parties involving an amount due and owing to the Loan Parties in excess of Fifty Thousand Dollars ($50,000.00). The Loan Parties shall provide the Administrative Agent with written notice thereof at the time of the next submission of information pursuant to Section 6.02(a)(vi), explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. The Loan Parties will in any event notify the Administrative Agent if any Loan Party receives notice that an Account Debtor intends to revoke acceptance of any goods having an aggregate value in excess of Fifty Thousand Dollars ($50,000.00) accepted by the Account Debtor, such notice to be given to the Administrative Agent within one (1) Business Day after such Loan Party receives notice of such intention to revoke; and

(xii)Any returns of Inventory the sale of which generated Accounts on which the Account Debtor is then (prior to such return) obligated to pay an amount in excess of Fifty Thousand Dollars ($50,000.00).

(b) Each notice under Section 6.05(a) shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to in such notice, and stating what action the Loan Parties or any affected Subsidiary proposes to take with respect thereto and at what time.

Section 6.06 Insurance. Each Loan Party shall maintain insurance with respect to its business and properties (including the Collateral) of such types, in such amounts and against such risks, hazards, loss, damage, liabilities, casualties and contingencies as are customarily maintained by Persons engaged in the same or similar business, such insurance to be with financially sound and reputable independent insurers reasonably acceptable to the Administrative Agent and to include, but not be limited to, comprehensive public liability, property and casualty insurance, fire insurance with extended coverage, flood insurance (where appropriate) and worker's compensation insurance and such other insurance coverage as may be required under the Collateral Documents, provided, however, the Loan Parties shall not be required to maintain product liability insurance coverage on tobacco products. In no event shall any of such insurance be maintained in an amount less than that which may reasonably be required by the Administrative Agent. Such insurance shall include a noncontributory, standard loss payee or mortgagee endorsement, as appropriate, naming the Administrative Agent as loss payee and an additional insured, as its interests may appear, and provide for written notice to the Administrative Agent at least thirty (30) days prior to any cancellation (except for non-payment which shall provide at least ten (10) days' prior notice), non-renewal or amendment thereof. Upon request of the Administrative Agent, the Loan Parties shall (i) deliver to the Administrative Agent original or duplicate policies of such insurance, and (ii) furnish the Administrative Agent at reasonable intervals (but not more than once per calendar year), a certificate of a Responsible Officer of each Loan Party (and, if requested by the Administrative Agent, any insurance broker of the Loan Parties) setting forth the nature and extent of all insurance maintained by the Loan Parties in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker). In addition, upon request of the Administrative Agent (but in no event more frequently than once during any consecutive twelve- month period), the Loan Parties will have an independent appraiser satisfactory to the Administrative Agent determine, as applicable, the actual cash value or replacement cost of any of the Collateral. If any Loan Party fails to maintain the aforementioned insurance, the Administrative Agent may do so at the Administrative Agent's option and charge the Borrower's Account therefor as a Revolving Credit Loan disbursed to the Borrower. Each Loan Party shall take all actions necessary to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws

Section 6.07 Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings with adequate reserves maintained in amounts satisfactory to the Administrative Agent, the Borrower will pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges and social security and wage tax withholdings imposed upon Borrower and its properties prior to the date when any penalty would accrue for the nonpayment thereof, provided, however, the amount of any contested social security or wage tax withholding liabilities shall be paid immediately. If any tax by any Official Body is or may be imposed on or as a result of any transaction between the Loan Parties and the Administrative Agent or any Lender which the Administrative Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Administrative Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, the Administrative Agent may without notice to the Loan Parties pay the taxes, assessments or other charges and the Loan Parties hereby agree to indemnify and hold the Administrative Agent and each Lender harmless in respect thereof. The Administrative Agent will not pay any taxes, assessments or charges to the extent that the Loan Parties have contested or disputed those taxes, assessments or charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Administrative Agent to protect the Administrative Agent's security interest in or Lien on the Collateral. The amount of any payment by the Administrative Agent under this Section 6.07 shall be charged to Borrower's Account as a Revolving Credit Loan and, until the Loan Parties shall furnish the

Administrative Agent with an indemnity therefor (or supply the Administrative Agent with evidence satisfactory to the Administrative Agent that due provision for the payment thereof has been made), the Administrative Agent may hold without interest any balance standing to the Loan Parties' credit and the Administrative Agent shall retain its security interest in and Lien on any and all Collateral held by the Administrative Agent.

Section 6.08 ERISA Compliance. Each Loan Party shall, and shall cause each of its ERISA Affiliates to (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and (iii) make all required contributions to any Plan subject to Section 412 or 430 of the Code.

Section 6.09 Maintenance of Properties. Each Loan Party shall maintain and preserve the Collateral and its other properties (including its leased properties) in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency for all such properties shall at all times be properly preserved and maintained, and promptly notify the Administrative Agent of any material casualty or force majeure affecting the value of the Collateral.

Section 6.10 Maintenance of Existence.  Each Loan Party shall maintain its existence as a corporation, limited liability company or partnership, as applicable, in good standing, and maintain in effect all licenses, permits, franchises and privileges necessary for the normal conduct of the business of such Loan Party.

Section 6.11 Environmental Matters. (a) Each Loan Party shall conduct its operations and keep and maintain its properties in compliance in all material respects with all Environmental Laws.

(b)Upon the written request of the Administrative Agent, Borrower shall submit to the Administrative Agent, at Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.05(a)(vi), that could, individually or in the aggregate, result in liability in excess of Fifty Thousand Dollars ($50,000.00), provided, that so long as no Potential Default or Event of Default exists and is continuing, the Borrower shall not be obligated to prepare more than one (1) such report per Fiscal Year.

(c)Each Loan Party shall deliver to the Administrative Agent, as soon as practicable following the sending or receipt thereof by such Loan Party a copy of any and all written communications with respect to (i) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) any Release required to be reported to any federal, state or local governmental or regulatory agency unless such Release could not reasonably be expected to have a Material Adverse Effect, and (iii) any request for information from any governmental agency that suggests such agency is investigating whether the Loan Parties may be potentially subject to an Environmental Claim unless such Environmental Claim could not reasonably be expected to have a Material Adverse Effect.

(d)Each Loan Party shall deliver to the Administrative Agent, prompt written notice describing in reasonable detail (i) any proposed acquisition of stock, assets, or property by such Loan Party that could reasonably be expected to (A) expose such Loan Party to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) affect the ability of such Loan Party to maintain in full force and effect all material governmental authorizations required under any Environmental Laws for its respective operations, and (ii) any proposed action to be taken by the Loan Party to modify current operations in a manner that would reasonably be expected to subject the Loan Party to any material additional obligations or requirements under any Environmental Laws where such obligations or reimbursements would reasonably be expected to have in a Material Adverse Effect.

(e)Each Loan Party shall promptly undertake any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials on, under or about any of its properties or facilities that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that would, in either case, reasonably be expected to have in a Material Adverse Effect. In the event the Loan Parties undertake any such action with respect to any Hazardous Materials, the Loan Parties shall conduct and complete such action in material compliance with all applicable Environmental Laws and in accordance in all material respects with the policies, orders and directives of all federal, state and local governmental Authorities except when, and only to the extent that, the liability of the Loan Parties with respect to such Hazardous Materials is being contested in good faith by the Loan Parties.

(f)Each Loan Party shall promptly take any and all reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by the Loan Parties where such violation could reasonably be expected to have a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against the Loan Parties (of which the Loan Parties have notice) where such Environmental Claim could reasonably be expected to have a Material Adverse Effect, and discharge any material obligations it may have to any Person thereunder.

Section 6.12 Reimbursable Costs and Expenses. The Loan Parties shall pay all Reimbursable Costs and Expenses of the Administrative Agent and the Lenders incurred in connection with, or incident to:

(a)the preparation, administration, amendment, modification or waiver of, or consent with respect to, this Agreement and the other Loan Documents, including any workout or other restructuring of the Obligations;

(b)any litigation, suit, proceeding, contest, dispute or action (whether instituted by the Administrative Agent or a Lender or any other Person) in any way relating to the Collateral, this Agreement, the Collateral Documents and the other Loan Documents, including any litigation, suit, proceeding, contest, dispute or action taken by or on behalf of the Administrative Agent and the Lenders under the Bankruptcy Code or any other similar Law now or hereafter in effect;

(c)the inspection and audit of the books and records of the Borrower, provided, so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to make payments under this clause in excess of the examination and audit fees and costs specified in Section 6.03;

(d)the inspection, management, protection, custody, appraisement, sale or collection of, or realization upon, the Collateral and any other assets or properties securing the payment of the Obligations;

(e)	the collection or attempted collection of the Obligations; and

(f)the perfection, protection, continuation, enforcement or termination of any Liens granted to the Administrative Agent to secure payment of the Obligations.

In the event the Administrative Agent or any Lender shall pay any Reimbursable Costs and Expenses, upon payment thereof, all such Reimbursable Costs and Expenses may, at the Administrative Agent's or such Lender's option, be charged to the Borrower's Account and shall constitute a Revolving Credit Loan disbursed to the Borrower.

Section 6.13 Cash Management System; Borrower's Account. The Borrower shall maintain its main depository and operating accounts with the Administrative Agent or such other financial institution designated by the Administrative Agent, and shall use and maintain cash management systems in a manner satisfactory to the Administrative Agent, and in any event, no later than thirty (30) days after the Closing Date, the Borrower shall cause all Collections and Remittances to be received through a lockbox arrangement or deposited into a blocked account or cash collateral account established and maintained with the Administrative Agent or such other financial institution designated by the Administrative Agent, such lockbox arrangement to be established and maintained pursuant to the terms and conditions of the Security Agreement to permit the collection of all Collections and Remittances by the Administrative Agent and the payment of all amounts due hereunder. The Administrative Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrower's Account”) in the name of the Borrower in which shall be recorded the date and amount of each advance made under this Agreement by the Administrative Agent and the date and amount of each payment in respect thereof; provided, however, the failure by the Administrative Agent to record the date and amount of any such advance shall not adversely affect the Administrative Agent or any Lender. Each month, the Administrative Agent shall send to the Borrower a statement showing the accounting for the advances made hereunder, payments made or credited in respect thereof, and other transactions between the Administrative Agent and the Borrower during such month. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lenders and the Borrower unless the Administrative Agent receives a written statement of the Borrower's specific exceptions thereto within thirty (30) days after such statement is received by the Borrower. The records of the Administrative Agent with respect to the Borrower's Account shall be conclusive evidence absent manifest error of the amounts of advances hereunder and other charges thereto and of payments applicable thereto. At all times, the Borrower shall maintain the Float Reserve in the Borrower's Account, and the Borrower directs the Administrative Agent to prohibit the withdrawal of the Float Reserve from the Borrower's Account.

Section 6.14 Payment of Liabilities. (a) Except to the extent the validity or amount thereof is being contested in good faith and by appropriate proceedings with reserves maintained in amounts satisfactory to the Administrative Agent, the Borrower shall pay or discharge or cause to be paid or discharged:

(i)on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any property of the Borrower;

(ii)on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any property of the Borrower; and

(iii)	all other current liabilities of the Borrower which are overdue more than sixty (60) days.

(b) The Borrower shall at all times make payment with respect to its accounts payable owed to Eligible Tobacco Manufacturers by permitting the transfer of funds electronically to such Eligible Tobacco Manufacturers upon delivery of their products to the Borrower, such that no contra account exists with respect to Eligible Tobacco Manufacturers Accounts.

Section 6.15 True Disclosures. The Loan Parties shall ensure that all written information, exhibits and reports furnished to the Administrative Agent by the Loan Parties do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances that existed at the time such statement was made. From time to time as may be requested by the Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Potential Default or an Event of Default), the Loan Parties shall supplement each disclosure Schedule provided by the Loan Parties to the Administrative Agent in connection with the representations of the Loan Parties contained in Article V, or each representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth or described in such disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any disclosure Schedule, such disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (i) no such supplement to any such disclosure Schedule or representation shall be deemed a waiver of any Potential Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Administrative Agent in writing; and (ii) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

Section 6.16 Security Interests. (a) The Loan Parties shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Loan Parties shall comply with the requirements of all state and federal laws in order to grant to the Administrative Agent a valid and perfected first priority security interest in the Collateral, subject to Permitted Liens. Each Loan Party hereby irrevocably authorizes the

Administrative Agent at any time and from time to time to file in any jurisdiction any initial financing statements, amendments thereto and continuations thereof that (i) indicate the Collateral (A) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction, (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the applicable UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party, or in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Loan Parties agree to furnish any such information to the Administrative Agent promptly upon request. Each Loan Party also ratifies its authorization for the Administrative Agent to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the Closing Date.

(b)   Borrower shall obtain a landlord's agreement, mortgagee agreement or bailee letter (any of the aforementioned, a “Lien Waiver Agreement”), as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to the Administrative Agent. After the Closing Date, no real property or warehouse space shall be leased or acquired by the Borrower without the prior written consent of the Administrative Agent unless and until a mortgage or leasehold mortgage and a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location and all other terms and conditions of this Agreement with respect to the Collateral shall have been complied with.

Section 6.17 Further Assurances. (a) Promptly upon request by the Administrative Agent, the Loan Parties shall take such further actions and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent may reasonably require from time to time in order to (i) subject to the Liens created by any of the Collateral Documents and any of the properties, rights or interests covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iii) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent under any Loan Document or under any other document executed in connection therewith. The Loan Parties further agree that a carbon, photographic, facsimile or other reproduction of any financing statement or the Collateral Documents shall be sufficient as a financing statement and amendments, renewals and continuations thereof, and may be filed as such. EACH LOAN PARTY AUTHORIZES THE ADMINISTRATIVE AGENT TO FILE AND RECORD, AND SUCH LOAN PARTY FURTHER IRREVOCABLY APPOINTS THE ADMINISTRATIVE AGENT, ITS AGENTS AND EMPLOYEES, AS ITS ATTORNEY-IN-FACT TO EXECUTE, DELIVER, FILE AND RECORD IN THE NAME

OF SUCH LOAN PARTY, ANY FINANCING STATEMENTS OR ANY OF THE OTHER AFOREMENTIONED ITEMS AT ANY TIME AFTER SUCH LOAN PARTY HAS FAILED TO DELIVER THE SAME TO THE ADMINISTRATIVE AGENT AFTER REQUEST THEREFOR BY THE ADMINISTRATIVE AGENT. Each Loan Party acknowledges that the provisions of 20 Pa.C.S. §5601 shall not apply to the foregoing power of attorney granted to the Administrative Agent.

(b)   Each Loan Party shall provide such additional documents, and perform such additional acts, as the Administrative Agent may reasonably deem necessary to effectively carry out the purposes of, or to confirm, this Agreement, the Collateral Documents and the other Loan Documents, or to enable the Administrative Agent to enforce any of rights hereunder or thereunder.

Section 6.18 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non- Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.18, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.18 shall remain in full force and effect until Payment in Full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 6.18 constitute, and this Section 6.18 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

Section 6.19 Anti-Terrorism Laws; International Trade Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 6.20Certificates of Beneficial Ownership; Other Additional Information.

The Borrower shall provide to the Administrative Agent and the Lenders:

(i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders, (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed, and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

Section 6.21 AMCON Transactions.

The Loan Parties shall effectuate the AMCON Transactions on April 1, 2020 and contemporaneously with the same, the Loan Parties shall deliver or cause to be delivered to the Administrative Agent each of the following items each of which shall be in form and substance satisfactory to the Administrative Agent:

(a)A certificate of each of the Loan Parties signed by a Responsible Officer, dated as of April 1, 2020 stating that (i) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (ii) the Loan Parties are in compliance with each of the covenants and conditions hereunder, and (iii) no Event of Default or Potential Default exists;

(b)All material consents necessary to enter into the transactions contemplated by the JV Documents have been acquired and such transactions are consummated in accordance with the JV Documents;

(c)Certified copies of the JV Documents, including, but not limited to, certified resolutions of AMCON and Chas M. Sledd Company with respect to entering into the JV Documents;

(d)Revised opening balance sheet of Borrower after giving effect to the transactions contemplated by the JV Documents;

(e)Executed copies of the AMCON Loan Documents, the AMCON Subordination Agreement and all related documents;

(f)	Updated schedules to the Credit Agreement as necessary and as appropriate; and

(g)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

ARTICLE VIINEGATIVE COVENANTS

Until Payment in Full, the Loan Parties jointly and severally covenant and agree to comply with each of the covenants set forth below in this Article VII.

Section 7.01Financial Covenants.

(a)Excess Availability. The Borrower shall maintain Excess Availability of no less than Three Million Dollars ($3,000,000.00) as of each month end after the Closing Date.

(b)Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each month for the twelve (12) months ending, to be less than 1.00 to 1.00; provided however that, so long as the Borrower maintains Excess Availability of no less than Three Million Dollars ($3,000,000.00) calculated as of each month end for the twelve (12) months then ended, the Fixed Charge Coverage Ratio shall not be measured during such applicable period; provided further that if the Borrower fails to maintain Excess Availability of at least Three Million Dollars ($3,000,000.00) such Fixed Charge Coverage Ratio shall be tested for any month when the Borrower fails to maintain such Excess Availability but thereafter upon the Borrower maintaining Excess Availability of no less than Three Million Dollars ($3,000,000.00) such Fixed Charge Coverage Ratio shall not be tested during such applicable months.

Section 7.02 Fundamental Changes. No Loan Party shall merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or dissolve, liquidate, reorganize or adopt a plan of exchange as to its equity interests or permit itself to be the subject of an Acquisition (other than in connection with the AMCON Transactions).

Section 7.03 Restricted Payments. No Loan Party shall declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its membership interests, or purchase, redeem or otherwise acquire for value any shares of its membership interests or any warrants, rights or options to acquire such shares, now or hereafter outstanding, provided, that the Loan Parties shall be permitted to make (i) Allowable Tax Distributions; (ii) Annual Permitted Distributions; and (iii) Redemption Payments.

Section 7.04 Indebtedness. The Loan Parties shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)	Indebtedness incurred pursuant to this Agreement;

(b)The AMCON Debt so long as such Indebtedness is subordinated to the Administrative Agent for the benefit of the Lenders pursuant to the AMCON Subordination Agreement;

(c)The FNB Bilateral Debt subject to the terms of FNB Intercreditor Agreement;

(d)Indebtedness incurred pursuant to WVIJDC Loan Documents subject to the terms of the WV Intercreditor Agreement;

(e)Indebtedness incurred pursuant to WVEDA Loan Documents subject to the terms of the WV Intercreditor Agreement;

(f)	Indebtedness consisting of Guarantees permitted pursuant to Section 7.13;

(g)	Indebtedness existing on the Closing Date and set forth on Schedule 7.04;

(h)	Indebtedness consisting of Subordinated Loans;

(i)accounts payable to trade creditors on ordinary and customary terms arising out of transactions (other than borrowings) in the ordinary course of business, provided that such accounts payable shall be promptly paid and discharged within ninety (90) days from the date when due, except those accounts which are validly being contested; and

(j)Indebtedness comprised of, without duplication, (i) Indebtedness secured by Liens permitted by Section 7.07(g), (ii) Indebtedness permitted under Section 7.14(b), and (iii) Indebtedness permitted under Section 7.14(c), provided Indebtedness permitted under this Section 7.04(j) shall not in the aggregate exceed Three Million Dollars ($3,000,000.00) outstanding at any time.

Section 7.05 Liquidations, Mergers, Consolidations. The Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or consummate any Delaware LLC Division; provided that any Loan Party other than any Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties.

Section 7.06 Investments, Acquisitions, Loans and Advances.  The Loan Parties shall not purchase or acquire (or make any commitment therefor) any membership interest, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any other Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower (together, “Investments”), except:

(a)	Investments existing on the Closing Date and described on Schedule 7.06;

(b)extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c)advances for travel and reasonable out-of-pocket expenses to officers, directors and employees of the Borrower all of which are reimbursable by or to the Borrower, provided, the aggregate amount of all such advances outstanding at any time does not exceed Fifty Thousand Dollars ($50,000.00).

Section 7.07 Liens.  The Loan Parties shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral or any of the other assets or properties, whether now owned or hereafter acquired, other than the following (each a “Permitted Lien” and collectively, “Permitted Liens”):

(a)Liens existing on the Closing Date and described on Schedule 7.07 provided the principal amount secured thereby is not hereafter increased and no additional assets or properties of the Loan Parties become subject to such Liens;

(b)Liens securing the Obligation created under any of the Collateral Documents, the Second-Lien Deed of Trust Documents or the Third-Lien Deed of Trust Documents;

(c)Liens granted in favor of AMCON pursuant to the AMCON Loan Documents and subject to the AMCON Subordination Agreement;

(d)Liens granted in favor of FNB pursuant to the FNB Bilateral Loan Documents and subject to the FNB Intercreditor Agreement;

(e)Liens granted in favor of the West Virginia Infrastructure and Jobs Development Council on the East Cove Property (68 and 100) to secure the WVIJDC Loan and subject to the WV Intercreditor Agreement;

(f)Liens granted in favor of the West Virginia Economic Development Authority on the East Cove Property (68 and 100) to secure the WVEDA Loan and subject to the WV Intercreditor Agreement;

(g)purchase money security interests in property acquired or held by the Loan Parties or leased subject to a Capital Lease Obligation, in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests, together with the Indebtedness permitted under Section 7.14(b) and Section 7.14(c), shall not in the aggregate at any time exceed the amount permitted under Section 7.04(j);

(h)Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits made to secure payment of workers' compensation insurance (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance or social security programs;

(i)mechanics', warehousemen's, landlords', carriers', materialmen', repairmen's and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(j)Liens for taxes, assessments and other governmental charges or levies which are not delinquent or remain payable without penalty or are being contested in good faith and as to which adequate reserves have been established, provided that no notice of lien has been filed or recorded under the Code;

(k)Liens on the property of the Borrower securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate could not (even if enforced) reasonably be expected to have a Material Adverse Effect;

(l)encumbrances consisting of zoning restrictions, easements, rights-of-way or other similar restrictions on the use of real property incurred in the ordinary course of business, provided that such items, in the aggregate, are not substantial in amount, do not materially impair the use of such property for the purposes intended or interfere with the ordinary conduct of the businesses of the Borrower and none of which is violated by existing or proposed restrictions on land use; and

(m)Liens arising solely by virtue of any statutory or common law provision relating to Administrative Agent's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution.

Section 7.08 Affiliated Transactions.  The Loan Parties shall not enter into or carry out any transaction with Affiliates (including purchasing property or services from or selling property or services to any Affiliate), except:

(a)	those transactions set forth on Schedule 7.08; and

(b)the entry into and carrying out of sales and purchases of goods and services or leases of real property by the Borrower with Affiliates if done in the ordinary course of business, pursuant to the reasonable requirements of its business upon terms no less favorable than would be obtainable in a comparable arm's-length transaction and at least as favorable as comparable sales to or purchases from non-affiliated Persons or entities, if any.

Section 7.09 Business and Accounting Changes. No Loan Party shall (a) change the location of its chief executive office or the location where it keeps records concerning its business and financial affairs, or change its corporate name or the name under or by which it conducts its business, unless prior thereto such Loan Party has given the Administrative Agent not less than thirty (30) days prior written notice thereof, (b) directly or indirectly engage in any business which would represent a material change from the business presently being conducted by it, (c) discontinue any material part of the business presently being conducted by it, or (d) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of the Loan Parties.

Section 7.10 Documents. The Loan Parties shall not furnish any certificate or other document to the Administrative Agent in connection with the transactions contemplated in this

Agreement which contains any material untrue statement, or which omits to state any material fact necessary to make it not misleading.

Section 7.11 Hazardous Materials. The Loan Parties shall not permit any Hazardous Materials to be stored, contained, incorporated or used, other than in compliance with all applicable Environmental Laws and other applicable Laws, in or on any of its business locations, or allow to occur any Release on or from any such properties at any time where such Release could reasonably be expected to have a Material Adverse Effect.

Section 7.12 Disposition of Assets. The Loan Parties shall not directly or indirectly, make a Disposition (including any disposition to a Delaware Divided LLC pursuant to a Delaware LLC Division) of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)Dispositions of Inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and

(b)the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment.

Section 7.13 Guarantees. The Loan Parties shall not create, incur, assume or suffer to exist any Guarantee except:

(a)Guarantees existing or contemplated as of the Closing Date and listed in Schedule 7.13 attached hereto; and

(b)contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 7.14 Rentals.  The Borrower shall not create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

(a)leases of the Borrower in existence on the Closing Date and listed in Schedule 7.14 attached hereto, and any renewal, extension or refinancing thereof;

(b)operating leases entered into by Borrower after the Closing Date in the ordinary course of business provided the aggregate payment obligations of the Borrower under all of such operating leases during the term of such operating leases shall not exceed Four Million Dollars ($4,000,000.00) at any time; and

(c)Capital Lease Obligations entered into by Borrower after the Closing Date to finance the acquisition of equipment provided the aggregate Capital Lease Obligations of the Borrower shall not exceed Five Hundred Thousand Dollars ($500,000.00) outstanding at any time.

Section 7.15 ERISA Compliance. No Loan Party shall, and shall not suffer or permit any of its ERISA Affiliates to (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of Fifty Thousand Dollars ($50,000.00); (b) cause any “accumulated funding deficiency” as defined in ERISA and/or the Code; (c) terminate any Plan in a manner which could result in the imposition of a Lien on the property of the Loan Parties pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

Section 7.16 Changes in Organization Documents or JV Documents.  No Loan Party shall amend in any material respect (i) its operating agreement (or similar governing documents) (including any provisions or resolutions relating to membership interests), by-laws or other Organization Documents other than in connection with the AMCON Transactions or (ii) the JV Documents, in each case, without providing at least thirty (30) days' prior written notice to the Administrative Agent and, in the event such change would be adverse to the Administrative Agent as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Administrative Agent.

Section 7.17 Subsidiaries, Partnerships and Joint Ventures.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (a) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (b) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (i) a signed Guarantor Joinder; (ii) documents in the forms described on Schedule Two modified as appropriate; and (iii) documents necessary to grant and perfect prior security interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a joint venture except for the joint venture contemplated by the JV Documents.

Section 7.18 Negative Pledge.  So long as any portion of the Loans remains unpaid or all or any portion of the Obligations remain outstanding, the Loan Parties will not enter into any agreement or contract (other than the Loan Documents, the FNB Bilateral Loan Documents, the AMCON Loan Documents, the WVEDA Loan Documents and the WVIJDC Loan Documents) with any other Person which prohibits the Loan Parties from directly or indirectly creating or permitting to exist any security interest, mortgage, pledge, lien or other encumbrance on or against or with respect to any of their respective assets or property in favor of the Administrative Agent.

ARTICLE VIII EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following events or conditions (whatever the reason for such occurrence or existence and whether voluntary, involuntary or effected by operation of Law) shall constitute an “Event of Default” under this Agreement:

Section 8.01 Failure to Make Payments. (a) The failure of the Borrower to pay when due any principal of, or interest or fee on, any Loan or any LC Obligation.

(b)  The failure of the Borrower to pay when due any indemnity, expense or other amount due under this Agreement or any of the other Loan Documents and such failure continues for five (5) days after written notice thereof from the Administrative Agent to the Borrower.

Section 8.02 Representations and Warranties.  Any representation or warranty made or deemed to have been made by the Loan Parties under this Agreement or any of the other Loan Documents or any statement made by the Loan Parties in any financial statement, certificate, report, exhibit or document furnished by the Loan Parties to the Administrative Agent pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made or when reaffirmed (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading).

Section 8.03 Covenants and Agreements. (a) The failure of the Loan Parties to observe, perform or abide by any covenant, agreement or provision applicable to it contained in (i) Section 6.02, Section 6.03, Section 6.05, Section 6.06, Section 6.13 and Section 6.19 or in Article VII of this Agreement, or (ii) any Hedging Contracts or other agreements between the Administrative Agent and the Loan Parties which give rise to Hedging Obligations.

(b) The failure of the Loan Parties to observe, perform or abide by any other covenant, agreement or provision of this Agreement or any of the other Loan Documents to which it is a party if such failure shall continue for a period of fifteen (15) days after the earlier to occur of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure, or (ii) written notice from the Administrative Agent to the Loan Parties of such failure.

Section 8.04 Defaults on Other Obligations. The Borrower (a) fails to make any payment in respect of any Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) greater than Fifty Thousand Dollars ($50,000.00) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure except to the extent the validity or amount thereof is being contested in good faith by the Borrower with reserves maintained in amounts satisfactory to the Administrative Agent; or (b) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guarantee and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded.

Section 8.05 Insolvency and Other Related Events.  (a) An Insolvency Proceeding shall be instituted by a Loan Party with respect to itself and its properties, or a Loan Party shall take any action in furtherance of an Insolvency Proceeding.

(b)(i) Any involuntary Insolvency Proceeding is commenced or filed against a Loan Party and any such proceeding or petition shall not be dismissed within sixty (60) days after commencement; (ii) a Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) a Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

(c)A Loan Party shall become insolvent, shall generally fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due, shall voluntarily cease to conduct its business in the ordinary course, or shall make a general assignment for the benefit of creditors.

Section 8.06 Final Judgments. A Loan Party shall suffer a Final Judgment individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000.00) and the same shall not be released, discharged, vacated or fully bonded within thirty (30) days of its entry.

Section 8.07 Execution on Properties. A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against a Loan Party or any of its properties which shall not be released, discharged, vacated or fully bonded within thirty (30) days after the same shall have been levied.

Section 8.08 ERISA Events. Any of the following events shall occur: (a) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan of a Loan Party which has resulted or could reasonably be expected to result in liability of such Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of Fifty Thousand Dollars ($50,000.00); or (b) the aggregate amount of Unfunded Pension Liability among all Pension Plans of the Loan Parties at any time exceeds Fifty Thousand Dollars ($50,000.00); or (c) a Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of Fifty Thousand Dollars ($50,000.00).

Section 8.09 Suspension of Operations. The operations of a Loan Party are suspended and such suspension could reasonably be expected to have a Material Adverse Effect or there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other event or circumstance, which in any such case causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party if such event or circumstance is not covered by business interruption insurance and could have a Materially Adverse Effect.

Section 8.10 The Collateral. There shall occur any uninsured material damage to, or loss, theft or destruction of, any Collateral having a fair market value in excess of Fifty Thousand

Dollars ($50,000.00), or a Person (other than the Administrative Agent) shall obtain possession of the Collateral by levy, distraint, replevin, self-help or other means of exercising rights as a creditor, or the Administrative Agent's Liens in the Collateral are or become unperfected or no longer constitute first priority liens or security interests therein (subject only to Permitted Liens).

Section 8.11 Termination of Loan Documents. This Agreement or any other Loan Document or any material term or provision hereof or thereof shall cease to be in full force and effect (except in accordance with the express terms of this Agreement or such other Loan Document), or the Loan Parties or any other Person shall, or shall purport to, terminate (except in accordance with the terms of this Agreement or such other Loan Document), repudiate, declare voidable or void or otherwise contest, this Agreement or such other Loan Document or term or provision hereof or thereof or any obligation or liability of the Loan Parties or such other Person hereunder or thereunder, as the case may be.

Section 8.12 Criminal Activities. The indictment of a Loan Party under any criminal statute, or commencement of criminal or civil proceedings against a Loan Party pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of the Loan Parties.

Section 8.13Change of Control. A Change of Control occurs.

Section 8.14 Anti-Terrorism Laws. Any representation or warranty contained in Section 5.27 is or becomes false or misleading at any time.

Section 8.15 Default on Other Indebtedness.  The occurrence of any default or breach of any of the terms and provisions of any of the AMCON Loan Documents or FNB Bilateral Loan Documents, if such default or breach continues beyond any period of grace therein provided.

Section 8.16 Cure. In the event that the Loan Parties fail to comply with the financial covenant contained in Section 7.01(a) (an “Excess Availability Default”), the Loan Parties shall have the right to cure such Excess Availability Default on the following terms and conditions (the “Cure”):

(a)In the event the Loan Parties desire to cure an Excess Availability Default, the Loan Parties shall deliver to the Administrative Agent irrevocable written notice of its intent to cure (a “Cure Notice”) at any time during the period commencing on the date that the Borrowing Base Certificate as of and for the period ending on the last day of the month as of which such Excess Availability Default occurred (each, a “Test Date”) are delivered to Administrative Agent and Lenders and ending on the fifth (5th) Business Day after Administrative Agent’s and Lenders’ receipt of such Borrowing Base Certificate. The Cure Notice shall set forth the calculation of the applicable Cure Amount (as hereinafter defined).

(b)In the event the Loan Parties deliver a Cure Notice, (i) a capital contribution shall be made to Borrower by any of its equity holders (the “Equity Cure”) and/or (ii) an additional Subordinated Loan shall be provided to the Borrower by AMCON (the “Sub Debt Cure”) in an aggregate amount not less than the Cure Amount at any time during the period commencing on the date of Administrative Agent’s receipt of such Cure Notice and ending on the tenth (10th) Business Day following the date on which the relevant Borrowing Base Certificate was required to be delivered to Administrative Agent and the Lenders (such tenth (10th) Business Day, the “Required Cure Date”). The proceeds of such capital contribution and/or subordinated loan equal to the Cure Amount shall be immediately used by the Borrower to make a mandatory prepayment of the Loans in the amount of such proceeds. The “Cure Amount” shall be the amount which if added to the amount of Excess Availability as of the applicable Test Date, would result in the Loan Parties being in pro forma compliance with the financial covenant contained in Section 7.01(a) as of such Test Date.

(c)No Equity Cure or Sub Debt may be exercised if (i) the applicable Cure Amount exceeds Three Million Dollars ($3,000,000.00) or (ii) after giving effect thereto the aggregate amount of all Cure Amounts actually funded hereunder to effectuate one or more Equity Cures would exceed Fifteen Million Dollars ($15,000,000.00).

(d)Upon timely receipt by the Loan Parties in cash of the appropriate Cure Amount, if and to the extent after giving effect to the following clause (e) the Excess Availability Default would no longer exist on a pro forma basis and the Excess Availability Default shall be deemed cured.

(e)The Cure and the effects thereof on Excess Availability (other than the effects on the Excess Availability Default), Pricing Excess Availability, EBITDA and the Fixed Charge Coverage Ratio will be disregarded for all other purposes under the Loan Documents, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, Excess Availability as a threshold for permitted exceptions to various affirmative and negative covenants and Pricing Excess Availability for purposes of determining the applicable interest rate and fees to be charged hereunder from time to time; provided that for purposes of determining compliance with Section 7.01(a), the Cure Amount shall be deemed added to Excess Availability for the month ending as of the applicable Test Date and any subsequent measurement period that includes such month.

So long as the applicable Cure Amount does not exceed the amount permitted under Section 8.16(c) and the Loan Parties are otherwise entitled to exercise a Cure pursuant to the foregoing terms and provisions of this Section 8.16, from the effective date of delivery of a Cure Notice until the earlier to occur of the Required Cure Date and the date on which Administrative Agent is notified that the required contribution will not be made, neither Administrative Agent nor any Lender shall impose default interest, accelerate the Obligations, terminate the Commitments or exercise any enforcement remedy against any Loan Party or any of its Subsidiaries or any of their respective properties solely on the basis of the applicable Excess Availability Default in respect of which the Cure Notice was delivered; provided until timely receipt of the Cure Amount, an Event of Default shall be deemed to exist for all other purposes of this Agreement, including, without limitation, Articles VI and VII hereof and any term or provision of any Loan Document which prohibits any action to be taken by a Loan Party or any of its Subsidiaries during the existence of an Event of Default; provided, further, that notwithstanding the foregoing, upon a deemed cure pursuant to Section 8.16(d), the requirements of the financial covenant contained in Section 7.01(a) shall be deemed to have been satisfied as of the applicable Test Date with the same effect as though there had been no Excess Availability Default at such date or thereafter.

ARTICLE IXREMEDIES

Section 9.01Rights of the Administrative Agent and the Lenders Upon Default.

Upon the occurrence of an Event of Default:

(a)If the Event of Default that has occurred is an Event of Default other than those specified in Section 8.05, then the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, cause the Borrower to provide Cash Collateral for all outstanding Letters of Credit in an amount equal to the aggregate Stated Amount thereof and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such Cash Collateral as security for such Obligations, and (ii) declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived;

(b)If the Event of Default that has occurred is an Event of Default specified in Section 8.05, then the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit, and the unpaid principal amount of all Loans, interest accrued thereon, any unpaid fees and all other Obligations shall automatically become due and payable without presentment, demand, protest or further act or notice of the Administrative Agent of any kind, all of which are hereby expressly waived by the Loan Parties, and an action therefor shall immediately accrue;

(c)With respect to the Collateral, the Administrative Agent shall have all of the rights and remedies of a secured party or otherwise afforded to it by Law and such additional rights and remedies as are contained in the Loan Documents;

(d)In addition to any rights and remedies of the Lender provided by Law, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 2.18 is authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, the Issuing Lender, Affiliate or participant, now or hereafter existing, irrespective of whether or not such Lender, the Issuing Lender, Affiliate or participant shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and the Issuing Lender agrees promptly to notify the Borrower and the Administrative Agent promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Issuing Lender or their respective Affiliates and participants may have;

(e)The Administrative Agent may decrease the percentage of Eligible Accounts and Eligible Inventory comprising part of the Revolver Borrowing Base; and

(f)All of the Administrative Agent's expenses relating to the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrower's Account as a Revolving Credit Loan.

Section 9.02 Cumulative Remedies. The rights, remedies and powers of the Administrative Agent, each Lender, the Issuing Lender or any such Affiliate or participant under this Agreement and the other Loan Documents are cumulative, irrevocable and non-exclusive of any rights, remedies or powers which such parties would otherwise have, including the right of specific performance.

Section 9.03 Waiver of Right to Marshal. Each Loan Party for itself and all who may claim through or under it, hereby expressly waives and releases all rights to have the Collateral, or any part thereof, or any other of its properties, marshaled on any foreclosure, sale or other enforcement thereof, and the Administrative Agent, or any court in which the foreclosure of the liens or security interests in the Collateral are sought, shall have the right as aforesaid to sell the Collateral as an entirety in a single parcel. The Loan Parties, upon the request of the Administrative Agent, shall provide the Administrative Agent with a specific written waiver to evidence the intent of this Section 9.03.

Section 9.04 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.04 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(a)First, to payment of that portion of the Obligations (excluding Hedging Obligations and Banking Services Obligations) constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such, ratably among the Administrative Agent and the Issuing Lender in proportion to the respective amounts described in this clause First payable to them;

(b)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(c)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than Loans made with the Overadvance Amount) and

Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d)Fourth, to payment of that portion of the Obligations (excluding Hedging Obligations and Banking Services Obligations) constituting unpaid principal of the Loans (other than Loans made with the Overadvance Amount) and Reimbursement Obligations;

(e)Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit;

(f)Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Overadvance Amount, ratably among the Lenders;

(g)Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Overadvance Amount, ratably among the Lenders; and

(h)Eighth, to payment of Hedging Obligations and Banking Services Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Ninth payable to them;

(i)Ninth, to payment of that portion of the Obligations constituting Hedging Obligations and Banking Services Obligations, ratably among the Lenders, the Issuing Lender and the Lenders or Affiliates of the Lenders which provide Hedging Contracts and Banking Services, in proportion to the respective amounts described in this clause Eighth held by them;

(j)	Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.04, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.04.

ARTICLE XADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints First National Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.23 and Article IX) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,

(iii)the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 10.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.06. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article X and Section 6.12, Section 11.03, Section 11.28, Section 11.29 and Section 11.30 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If First National Bank resigns as Administrative Agent under this Section 10.06, First National Bank shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (a) succeed to all of the rights, powers, privileges and duties of First National Bank as the retiring Issuing Lender and the Administrative Agent and First National Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and the Administrative Agent under the Loan Documents, and (b) issue letters of credit in substitution for the Letters of Credit issued by First National Bank, if any, outstanding at the time of such succession or make other arrangement satisfactory to First National Bank to effectively assume the obligations of First National Bank with respect to such Letters of Credit.

Section 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted hereunder and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted hereunder.

Section 10.09 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

Section 10.10 National Flood Insurance Reform Act of 1994. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws. However, the Administrative Agent reminds each Lender that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE XIMISCELLANEOUS

Section 11.01 Automatic Debits of Fees. With respect to any commitment or other fee, or any other cost or expense (including attorneys' fees) due and payable to the Administrative Agent and/or the Lenders under the Loan Documents, each Loan Party hereby irrevocably authorizes the Administrative Agent to debit any deposit account of such Loan Party with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

Section 11.02 Rights in Property held by the Administrative Agent. As security for the prompt and full satisfaction of the Obligations, each Loan Party hereby assigns, transfers and sets over to each Administrative Agent (on behalf of the Lenders) all of its right, title and interest in and to, and grants the Administrative Agent (on behalf of the Lenders) a lien on and security interest in, all amounts that may be owing from time to time by the Administrative Agent or the Lenders to the Loan Parties in any capacity, including any balance or share belonging to the Loan Parties of any deposit or other account with the Lender (general or special, time or demand, provisional or final), which lien and security interest shall be independent of any right of set-off which the Administrative Agent and the Lenders may have otherwise.

Section 11.03 Collateral. All Collateral of any kind held by the Administrative Agent shall stand as one general, continuing collateral security for the Obligations and all other liabilities and Indebtedness now existing or hereafter incurred by the Borrower to the Administrative Agent and the Lenders, and may be retained by the Administrative Agent until all of such Obligations have been Paid in Full.

Section 11.04 No Third Party Rights.  Nothing in this Agreement, whether expressed or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being expressly understood that this Agreement is intended for the sole protection and legal benefit of the Loan Parties, the Lenders, the Administrative Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

Section 11.05 Construction. The provisions of this Agreement shall be in addition to those of the other Loan Documents, all of which shall be construed as complementing each other and as augmenting and not restricting the rights of the Administrative Agent or any Lender. Nothing herein contained shall prevent the Administrative Agent and the Lenders from enforcing, in accordance with their respective terms, any of the Loan Documents on a several basis. In no event shall the rights of the Administrative Agent or any Lender hereunder and under the other Loan Documents be construed to grant the Administrative Agent or Lender the right to, or be deemed to indicate that, the Administrative Agent or such Lender is in control of the business, management or properties of the Loan Parties or have power over the daily management functions and operating decisions made by the Loan Parties. To the extent any provision of this Agreement or the other Loan Documents shall be held to be in violation of any applicable Law, then the Administrative Agent and Lender shall not be required, to the extent of such violation, to perform its obligations in connection with such provision.

Section 11.06 Waiver. No course of dealing and no failure or delay on the part of the Administrative Agent or any Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of any other right, power or privilege.

Section 11.07 Indemnification by the Loan Parties. (a) Whether or not the transactions contemplated hereby are consummated, each Loan Party shall indemnify, defend and hold the Administrative Agent (and any sub-agent thereof), the Lenders, each Issuing Lender and each Related Party of any of the foregoing persons (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of (i) this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence, bad faith or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other obligations.

(b)Each Loan Party shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage or deed of trust in favor of the Administrative Agent except to the extent resulting solely from the gross negligence or willful misconduct of such Indemnified Person. In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or such Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. No Loan Party or any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or such Lender. The Administrative Agent and the Lenders owe no duty of care to protect the Loan Parties or any other Person against, or to inform the Loan Parties or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property.

(c)The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Loan Parties shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Loan Parties, provided, the Indemnified Person shall use reasonable efforts to retain counsel from the jurisdiction in which the matter resides. All amounts owing under this Section shall be paid within thirty (30) days after demand.

(d)This Section shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 11.08 Marshaling; Payments Set Aside. The Administrative Agent shall be under no obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that the Loan Parties make a payment to the Administrative Agent, or the Administrative Agent exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

Section 11.09 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE LOAN PARTIES WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 11.10 Consent to Jurisdiction. Each Loan Party, the Administrative Agent and the Lender hereby irrevocably consent and agree that any action or proceeding against it may be commenced and maintained in any state court sitting in Allegheny County, Pennsylvania or in the United States District Court for the Western District of Pennsylvania, and each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by Pennsylvania. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. Each Loan Party irrevocably consents and agrees that the state courts sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have exclusive jurisdiction for any action or proceeding commenced by or through it with respect to the subject matter hereof.

Section 11.11 Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith are continuing and shall survive the making of and shall not be waived by the execution and delivery of the Loan Documents, the making of any Revolving Credit Loan and the issuance, extension or renewal of any Letters of Credit. Notwithstanding termination of this Agreement or the occurrence of an Event of Default, all covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date of this Agreement until Payment in Full.

Section 11.12 Disclosure of Information. So long as no Event of Default or Potential Default has occurred and is continuing, the Administrative Agent and the Lenders shall hold all information obtained from each Loan Party pursuant to or in connection with this Agreement in confidence in accordance with its customary practices for handling information of the nature received from such Loan Party and in accordance with safe and sound lending practices, but in any event, the Administrative Agent and the Lenders may disclose any information concerning such Loan Party in its possession (a) upon the order of any court or administrative agency, (b) pursuant to any subpoena or other legal process, or in connection with any litigation, (c) upon the request or demand of any regulatory agency or other Official Body having jurisdiction over the Administrative Agent or the Lenders, (d) which has been publicly disclosed, (e) which has been obtained from any Person that is not a party hereto provided such Person did not obtain such information in violation of any confidentiality agreement binding on such Person, (f) to the extent required in connection with the exercise of any remedy under the Loan Documents or to protect the Administrative Agent's right or any Lender's rights under the Loan Documents or in and to the Collateral, (g) to the Administrative Agent's and each Lender's legal counsel, its Related Parties, provided such Persons agree to be bound by the provisions of this Section, (h) to any other Person to whom a Lender grants or proposes to grant a participation in or assignment or other transfer of all or any part of the Loans or other Obligations, provided such Persons agree to be bound by the provisions of this Section. The Lenders and the Administrative Agent shall endeavor to provide prompt notice to the Loan Parties of its disclosure of information under the circumstances described in (a), (b) and (c) above provided the Lender is not prohibited from providing such notice under applicable Law, and provided further the Administrative Agent's or any Lender's failure to provide such notice shall not constitute a default by the Administrative Agent or such Lender in performance of their obligations under this Agreement or otherwise result in liability of the Administrative Agent or the Lenders to the Loan Parties.

Section 11.13 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including electronic transmission, facsimile transmission or similar writing) and mailed, faxed or delivered, to the address (including electronic address) or facsimile number specified for notices on Schedule 11.13; or, as directed to the Loan Parties, the Administrative Agent or a Lender, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Loan Parties, the Administrative Agent and the applicable Lender.

(b)All such notices, requests and communications shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, upon the second Business Day after the date deposited into the U.S. mail, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; except that notices to the Administrative Agent or a Lender shall not be effective until actually received by the Administrative Agent or such Lender, as applicable.

(c)Any agreement of the Administrative Agent or a Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Loan Parties. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Loan Parties to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Loan Parties or other Person on account of any action taken or not taken by the Administrative Agent or such Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Loan Parties to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent or any Lender to be contained in the telephonic or facsimile notice.

Section 11.14 Limitation of Liability. THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, AGENTS, CONTRACTORS, EMPLOYEES, LICENSEES, SUCCESSORS AND ASSIGNS SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY THE LOAN PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH, FRAUD, CRIMINAL OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR THE APPLICABLE LENDER. EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE THE ADMINISTRATIVE AGENT OR THE LENDERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR LENDER.

Section 11.15 Sale and Participation. (a) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

(b)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;

provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 11.23(a), Section 11.23(b), or Section 11.23(c) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.04, Section 3.06, Section 3.07, and Section 3.08 (subject to the requirements and limitations therein, including the requirements under Section 3.07 (it being understood that the documentation required under Section 3.07(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.25; provided that such Participant (A) agrees to be subject to the provisions of Section 3.03(c) and Section 3.03(d) as if it were an assignee under Section 11.25; and (B) shall not be entitled to receive any greater payment under Section 3.06 or Section 3.07, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.03(c) and Section 3.03(d) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.01(d) as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.16 Applicable Law. This Agreement and all other Loan Documents shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles including matters of construction, performance and enforcement. Each Loan Party acknowledges that part of the consideration to the Lenders for making the Loans is the agreement of the Loan Parties that all issues relating to the maximum interest rate and usury shall be governed by the laws of the Commonwealth of Pennsylvania, and each Loan Party further acknowledges that the agreement to be governed by the laws of the

Commonwealth of Pennsylvania is not for the purpose of avoiding the law or public policy of any other jurisdiction, but rather is a negotiated term in this commercial transaction and is based upon a reasonable relation to the Commonwealth of Pennsylvania. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

Section 11.17 Binding Effect and Assignment. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.25, (ii) by way of participation in accordance with the provisions of Section 11.15, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.15(c) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.15 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 11.18 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Delivery by telecopier of an executed counterpart of a signature page to this Agreement, the other Loan Documents or any notice, communication, agreement, certificate, document or other instrument in connection herewith shall be effective as delivery of an executed original counterpart thereof.

Section 11.19 Headings. The title, headings and table of contents of this Agreement and the other Loan Documents are included for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 11.20 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability hereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 11.21 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Loan Parties, the Administrative Agent and the Lenders, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 11.22 Sealed Document. This Agreement is intended as a document under seal.

Section 11.23 Modifications, Amendments or Waivers.  With the written consent of the Required Lenders (except as provided in Section 3.05), the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

(a)Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Cigarette Buy-In Credit Commitment of any Lender hereunder without the consent of such Lender;

(b)Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan or LC Borrowing (excluding the due date of any mandatory prepayment of a Loan), the Unused Revolving Credit Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or LC Borrowing or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

(c)Release of Collateral or Guarantor. Except for sales of assets permitted hereunder, release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

(d)Miscellaneous. (1) Amend Section 2.17, Section 2.18, Section 2.19, Section 5.03, Section 9.04, Section 10.03 or this Section 11.23 to alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders, (2) amend any definition or provision hereunder in a way that would alter the rates of advances under the Revolver Borrowing Base in a way not otherwise permitted hereunder; (3) amend the definitions of “Eligible Accounts” or “Eligible Inventory”, or (4) permit any subordination of the Obligations;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of the Administrative Agent or the Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in clauses (a) through (d) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non- Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 3.03(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything to the contrary contained herein, the Borrower may at any time after the Closing Date, upon notice to Chemical Bank and the Administrative Agent, require Chemical Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.25), all of its interests, rights (other than existing rights to payments pursuant to Section 3.06 or Section 3.08) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.25; (ii) Chemical Bank shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.08) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and (iii) such assignment does not conflict with applicable Law.

Section 11.24 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, absent gross negligence or willful misconduct on the part of the Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. No Indemnitee referred to in this Section shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 11.25 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)	Minimum Amounts.

(i)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)in any case not described in clause (a)(i) of this Section 11.25, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000.00) in the aggregate of all Loans (unless the Administrative Agent otherwise consents in writing to any other amount), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed).

(b)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(c)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(i)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(ii)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(d)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of Five Thousand Dollars ($5,000.00), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(e)No Assignment to Borrower.No such assignment shall be made to Borrower or the Borrower's Affiliates or Subsidiaries.

(f)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.26, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.04, Section 3.06, Section 6.12, Section 11.27 and Section 11.29 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.25 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.15.

Section 11.26 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Section 11.27 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

Section 11.28 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

Section 11.29 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

Section 11.30 Certain ERISA Matters.

(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,

(b)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(c)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(ii)In addition, unless subclause (i)(a) in the immediately preceding Section 11.30 is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused their duly authorized officers to execute and deliver this Credit Agreement effective as of the day and year first above written with the intention that this Credit Agreement shall constitute a sealed instrument.

BORROWER:

TEAM SLEDD, LLC

By: /s/ S. Randall Emanuelson (SEAL)
Name: S. Randall Emanuelson
Title: Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

INDIVIDUAL GUARANTOR:

Robert M. Sincavich, an individual

/s/ Robert M. Sincavich

[SIGNATURE PAGE TO CREDIT AGREEMENT]

INDIVIDUAL GUARANTOR:

S. Randall Emanuelson, an individual

/s/ S. Randall Emanuelson

[SIGNATURE PAGE TO CREDIT AGREEMENT]

FIRST NATIONAL BANK OF
PENNSYLVANIA, as Administrative Agent and a Lender

By: /s/ Anthony J. Leone
Name: Anthony J. Leone
Title: Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CHEMICAL BANK, A DIVISION OF TCF NATIONAL BANK

By:	/s/ Margaret Dunham
Name:	Margaret Dunham
Title:	Vice President